                                                            Contract No. GA0023D






                               PURCHASE AGREEMENT


                                     BETWEEN


                                   AT&T CORP.


                                       AND


                            BRITE VOICE SYSTEMS, INC.

                                       AND

                         BRITE VOICE SYSTEMS GROUP, LTD.


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.




                          AT&T PROPRIETARY (RESTRICTED)
                 SOLELY FOR THOSE PERSONS HAVING A NEED TO KNOW
                      USE PURSUANT TO COMPANY INSTRUCTIONS



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                                                            Contract No. GA0023D
                                                                     Page 1 of 1



TABLE OF CONTENTS

ARTICLE 1 -- NATURE OF THE AGREEMENT
1.1   STATEMENT OF PURCHASES
1.2   SUPPLEMENTAL AGREEMENT
1.3   DEFINITIONS
1.4   REPRESENTATIVES
1.5   SURVIVAL OF OBLIGATION
1.6   DURATION

ARTICLE 2 -- ORDERING AND DELIVERY
2.1   FORM OF ORDER
2.2   PACKAGING AND SHIPPING
2.3   TITLE TO MATERIAL; RISK OF LOSS
2.4   CFC PACKAGING
2.5   HEAVY METALS IN PACKAGING
2.6   OZONE DEPLETING SUBSTANCE LABELING
2.7   DELIVERY
2.8   METHOD OF DELIVERY
2.9   TIMELY PERFORMANCE
2.10  MONTHLY SHIPMENT AND INSTALLATION REPORTS
2.11  CHANGES IN SCOPE
2.12  CHANGES TO DELIVERABLES BY SUPPLIER
2.13  THIRD PARTY EQUIPMENT

ARTICLE 3 -- PRICES AND PAYMENT
1.    AGREEMENT PRICE
2.    SOFTWARE PRICE AND PAYMENT
3.    PRODUCT PRICE AND PAYMENT
4.    TERMS NO LESS FAVORABLE
3.5   BILLING AND PAYMENT
3.6   TAXES
3.7   RECORDS

ARTICLE 4 -- INTELLECTUAL PROPERTY RIGHTS
4.1   CONFIDENTIAL INFORMATION
4.2   SUPPLIER'S INFORMATION
4.3   INFRINGEMENT
4.4   INVENTIONS
4.5   DEVELOPED INFORMATION
4.6   AUTHORSHIP AND COPYRIGHT
4.7   LICENSES
4.8   EXCLUSIVITY DESIGNATION
4.9   SPEECH DATA AND SPEECH TECHNOLOGY


                        AT&T Proprietary (Restricted)
                Solely for Those Persons Having a Need to Know
                    Use Pursuant to Company Instructions

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                                                            Contract No. GA0023D
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ARTICLE 5 -- RISK MANAGEMENT
5.1   TERMINATION, RIGHTS AND REMEDIES
5.2   INDEMNITY
5.3   INSURANCE
5.4   NETWORK OUTAGE
5.5   LATE DELIVERY
5.6   SERVICE AVAILABILITY
5.7   LIMITATION ON DAMAGES

ARTICLE 6 -- PURCHASE OF PRODUCT
6.1   PRODUCT ACCEPTANCE
6.2   DOCUMENTATION
6.3   ENVIRONMENTAL/RELIABILITY TESTING
6.4   FCC REGISTRATION
6.5   FLOOR PLAN DATA SHEET
6.6   FUTURE IMPROVEMENTS AND BENEFITS
6.7   ASSURANCE OF SUPPLY
6.8   INSIGNIA
6.9   MARKING
6.10  RADIO FREQUENCY STANDARDS
6.11  SUPPLIER TESTING
6.12  TRAINING
6.13  SPARES

ARTICLE 7 -- WARRANTY, MAINTENANCE AND SUPPORT SERVICES
7.1   WARRANTY
7.2   SOFTWARE/PRODUCT SERVICES
7.3   WARRANTY AND MAINTENANCE SERVICES
7.4   REPAIR AND MAINTENANCE SERVICES WARRANTY
7.5   REPAIR UNDER WARRANTY
7.6   REPAIR NOT UNDER WARRANTY
7.7   REPAIR PROCEDURES
7.8   REPAIR AND REPLACEMENT PARTS/SERVICES-EMERGENCY SERVICE AND DISASTER
      RECOVERY
7.9   REPAIR AND REPLACEMENT PARTS/SERVICES - CONTINUING AVAILABILITY
7.10  SUPPORT OF SELF AND THIRD PARTY MAINTENANCE
7.11  TECHNICAL SUPPORT
7.12  DISPOSITION OF RECURRING NO-TROUBLE-FOUND RETURNS
7.13  FAILURE MODE ANALYSIS OF FAILED COMPONENTS

ARTICLE 8 -- SOFTWARE
8.1   STANDARD OF PERFORMANCE AND ACCEPTANCE SOFTWARE
8.2   CANCELLATION

                        AT&T Proprietary (Restricted)
                Solely for Those Persons Having a Need to Know
                    Use Pursuant to Company Instructions


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                                                            Contract No. GA0023D
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8.3   MEDIA
8.4   LICENSE FEE
8.5   CENTRALIZED MAINTENANCE
8.6   ENHANCEMENTS AND MAINTENANCE
8.7   INTELLECTUAL PROPERTY RIGHTS
8.8   MODIFICATIONS
8.9   REDESIGNATION OR TRANSFER OF DESIGNATED SITE OR COMPUTER
8.10  REMOTE ACCESS
8.11  RISK OF LOSS
8.12  SOFTWARE AND PROGRAMMING AIDS
8.13  SOURCE PROGRAMS AND TECHNICAL DOCUMENTATION
8.14  TRAINING AND TECHNICAL SERVICE
8.15  SOFTWARE LICENSE
8.16  SOFTWARE WARRANTY

ARTICLE 9 -- ENGINEERING & INSTALLATION SUPPORT
9.1   STATEMENT OF WORK
9.2   COMPANY STORED EQUIPMENT AND MATERIAL
9.3   TITLE TO MATERIAL FURNISHED BY COMPANY
9.4   INSPECTION AND REJECTION OF WORK
9.5   SERVICE WARRANTY
9.6   REJECTION AND REPLACEMENT, OR REMOVAL OF WORK AND MATERIAL
9.7   TOOLS AND EQUIPMENT
9.8   BREAKAGE, DISAPPEARANCE, AND CONDITION
9.9   CLAIMS AND LOSSES
9.10  REPORTING DEFECTS
9.11  BUILDING PERMIT, LICENSES, NOTICE
9.12  CONTROL OF WORK
9.13  SERVICE RECORDS
9.14  SUSPENSION OF WORK
9.15  CLEAN UP
9.16  RELATIONSHIP

ARTICLE 10 - MISCELLANEOUS
10.1  PRODUCT EVOLUTION
10.2  ASSIGNMENT
10.3  CAPTIONS
10.4  CHOICE OF LAW
10.5  COMPLIANCE WITH LAW
10.6  EXPORT CONTROL
10.7  FORCE MAJEURE
10.8  GOVERNMENT CONTRACT PROVISIONS
10.9  GOVERNMENT REQUIREMENTS
10.10 HARMONY
10.11 HAZARDOUS MATERIALS
10.12 IDENTIFICATION CREDENTIALS
10.13 IMPLEADER
10.14 ISO 9000
10.15 LABOR RELATIONS
10.16 NON-EXCLUSIVE RIGHTS

                        AT&T Proprietary (Restricted)
                Solely for Those Persons Having a Need to Know
                    Use Pursuant to Company Instructions

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                                                            Contract No. GA0023D
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             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS


10.17 NO LIENS
10.18 OTHER CONTRACTS; COOPERATION
10.19 PUBLICITY; ADVERTISING
10.20 QUALITY SYSTEM AUDIT
10.21 INDEPENDENT CONTRACTOR
10.22 RELEASES VOID
10.23 RIGHT TO ENTRY
10.24 SAFETY OF WORK
10.25 SEVERABILITY
10.26 SUPPLIER'S EMPLOYEES
10.27 SUPPLIER INTERFERENCE
10.28 SUPPLIER'S SUBCONTRACTS
10.29 UTILIZATION OF MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES
10.30 WAIVER
10.31 WORK HEREUNDER
10.32 WRITTEN NOTICE
10.33 AT&T'S SERVICE CONTINUITY
10.34 MEDIATION
10.35 ELECTRONIC DATA INTERCHANGE (EDI)
10.36 ENTIRE AGREEMENT

EXHIBITS:

THESE EXHIBITS MAY BE AMENDED FROM TIME TO TIME BY MUTUAL WRITTEN AGREEMENT OF THE PARTIES WITHOUT THE NECESSITY OF AMENDING THIS AGREEMENT. THE FOLLOWING EXHIBITS ARE HEREBY MADE PART OF THIS AGREEMENT:

EXHIBIT A - PRICES AND PAYMENT SCHEDULE FOR THE ******* SERVICE
EXHIBIT B - ******* SERVICE AND CONFIGURATION DESCRIPTION
EXHIBIT C - EXCLUSIVITY DESIGNATION FOR ******* - RELEASE 1.0
EXHIBIT D - RTU LICENSE AND DEVELOPMENT DISCOUNT SCHEDULE
EXHIBIT E - PRICING FOR PREPAID CARD
EXHIBIT F - ENGINEERING & INSTALLATION SUPPORT "GENERAL CONDITIONS" EXHIBIT G - MINORITY AND WOMEN'S BUSINESS ENTERPRISE (MWBE)
EXHIBIT H - SEVERITY LEVELS
EXHIBIT I - WARRANT AGREEMENT

                        AT&T Proprietary (Restricted)
                Solely for Those Persons Having a Need to Know
                    Use Pursuant to Company Instructions

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                                                            Contract No. GA0023D
                                                                     Page 5 of 1

                                   [LOGO] AT&T

                            1200 Peachtree Street, NE
                                Atlanta, GA 30309

                                                ACCEPTANCE SHALL BE INDICATED BY
                                             SIGNING AND RETURNING DUPLICATE TO:

Brite Voice Systems                             AT&T Corp.
250 International Parkway                       295 N. Maple Ave.
Suite 300                                       Room 4426E1
Heathrow, FL 32746-5006                         Basking Ridge, NJ 07920-1002
Attn.  Ray Naeini                               Attn.  Dennis Carey


WITNESSETH:

That in consideration of the Agreement ("Agreement") addressed herein, AT&T Corp.(hereafter "Company"/AT&T), having an office at 900 Routes 202/206, N., Bedminster, NJ 07921, and Brite Voice Systems, Inc. and Brite Voice Systems Group Ltd. (hereafter "Supplier"), having an office at 250 International Parkway, Suite 300, Heathrow, FL 32746-5006 and Brite Court, Park Road, Gatley, Cheshire, SK8 4HZ respectively, do hereby agree as follows.

             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

ARTICLE 1 -- NATURE OF THE AGREEMENT

1.1 STATEMENT OF PURCHASES. In accordance with the terms and conditions of this Agreement, Supplier agrees to sell and install Product, develop and/or license Software and provide Services , as ordered by AT&T and its affiliated companies during the term of this Agreement as set forth in Clause 1.6 DURATION. Such Product, Software and Services, (hereafter "Deliverables"), as specified and described in Orders, Supplemental Agreements or TCLs placed against this Agreement may be for use by AT&T or its affiliates and subsidiaries. An Order shall be used for the purpose of procuring Deliverables. Each Order shall reference this Agreement and any applicable Supplemental Agreement thereby incorporating the terms and conditions of each and will contain the information shown in Clause 2.1 FORM OF ORDER. It is understood that the Deliverables furnished under this Agreement will be on an "as ordered" basis and that this Agreement represents no minimum obligations upon AT&T or its affiliated companies to place Orders, Supplemental Agreements or TCLs on Supplier. The Deliverables shall be furnished to the satisfaction of AT&T.

AT&T forecasts that the value of this Agreement over the next three (3) years will be between fifty (50) to sixty (60) million dollars, however, AT&T commits to purchase the amount specified on page one (1) of Exhibit A "Prices and Payment Schedule for the ******** Service" for the service and configuration contained in Exhibit B ******** Service and Configuration Description".

                        AT&T Proprietary (Restricted)
                Solely for Those Persons Having a Need to Know
                    Use Pursuant to Company Instructions

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                                                            Contract No. GA0023D
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In consideration for AT&T entering into this Agreement, on the date hereof, the
Supplier is issuing to AT&T a warrant to purchase up to one million four hundred thousand (1,400,000) shares of Common Stock, no par value, of the Supplier, subject to adjustment, pursuant to the Warrant Purchase Agreement, contained in
Exhibit I "Warrant Agreement" attached hereto and made a part hereof, dated as of the date hereof, by and between AT&T and the Supplier.

1.2 SUPPLEMENTAL AGREEMENT. Company reserves the right to supplement or modify this Agreement through the use of Supplemental Agreements to be negotiated in good faith between the parties.

1.3 DEFINITIONS. For the purposes of this Agreement, the following definitions shall apply:

ACCEPTANCE means that the Company has indicated that the Product and Software are, to the extent applicable, installed, implemented, and operating according to specifications, and that associated items, such as documentation and training if applicable, are included.

BASE FIRMWARE means Supplier's pre-existing firmware. Base Firmware is independently funded by Supplier and is not exclusive to Company.

COMPANY'S AGREEMENT REPRESENTATIVE means the person designated by Company as the point of contact regarding correspondence (written, verbal or electronic) about this Agreement from either Company or Supplier.

COMPANY'S ORDER MANAGEMENT REPRESENTATIVE means the person designated by Company as the person responsible for the creation, transmittal, tracking, and retention of Orders, Supplemental Agreements or TCLs under this Agreement.

COMPANY'S SPECIFICATIONS means Company's technical requirements for Product, Software and/or Services as specified in documents including, but not limited to, FSDs and interface specifications or acceptance test documents.

COMPANY'S TECHNICAL REPRESENTATIVE means the person designated by Company as the person responsible for providing technical specifications and answering questions and providing clarification regarding specifications.

COMPONENTS means the replaceable computer subassemblies contained in the Product, such as the computer chassis, voice and network cards, disk and tape drives, racks and switches.

DELIVERABLES means Product, Services, and Software as specified in Orders, Supplemental Agreements or TCLs placed against this Agreement.

DEVELOPMENT MANAGEMENT means the process of monitoring development by Supplier to ensure that such development meets specific Company's requirements and needs.

                        AT&T Proprietary (Restricted)
                Solely for Those Persons Having a Need to Know
                    Use Pursuant to Company Instructions

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                                                            Contract No. GA0023D
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ENHANCEMENTS means all software changes relating to bug fixes, problem resolutions and improvement of the functionality of any existing Feature, including new releases, product improvements, system modifications, updates, upgrades, field modifications and the like, but not including new functionality associated with any Feature.

FEATURE means Software that implements a communications service and related Supplier provided technical services (systems engineering, integration planning & test, technical planning, Software design/evolution, consulting) documented in a mutually agreed upon writing as a Feature.

FIRMWARE means a combination of (1) hardware and (2) Software represented by a pattern of bits contained in such hardware.

FOA means First Office Application, which is the first installation of a Software Feature in Company's test network.

FFA means First Field Application, which is the first installation of a Software Feature in Company's live network.

FRF means Feature Request Form, which is submitted by Company to Supplier as the request for delivery of a Feature or package of Features. The FRF number is utilized by Company and Supplier to track a Feature or packages of Features.

FSD means Feature Specification Document which is created and owned solely by Company, and which defines one or more specific Feature requirements to be implemented by Supplier upon mutual agreement.

GENERIC RELEASE means a new Software Release that is the first release of Platform Feature Software or Service Feature Software or both, or includes Software which replaces the entire set of Platform Feature Software or Service Feature Software or both.

INTEROPERABILITY means the ability of year 2000 compliant Software developed hereunder to operate with other Software used by Company which may deliver records, receive records, process such received records or interact with such Software in the course of processing data.

ITN means Company's Integrated Test Network, or other test facility as may be defined by Company.

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                                                            Contract No. GA0023D
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MEDIA means any documents, tapes, discs, semiconductor memories or other material objects or tangible entities primarily adapted to retain and communicate software fixed therein and represented by details of such media, the terms including in their meaning any copies of software.

MODIFICATIONS means Company additions to the Software, deletions from the Software, or merges of the Software with one or more programs owned or licensed by Company forming an updated and otherwise modified Software.

NON-GENERIC RELEASE means a new Software Release that replaces some subset of a Software Feature. Also known as a Software Update (SU).

OPERATING SYSTEM SOFTWARE means Software which controls and coordinates the use of hardware among various application programs and provides an interface between an application program and computer hardware.

ORDER means Company's form of order in electronic or written format. Each Order shall be deemed to incorporate the terms and conditions of this Agreement and the applicable Supplemental Agreement.

ORDERING COMPANY means AT&T or any of its associated corporations, partnerships, or ventures, both U.S. and foreign, any of which may order under this Agreement by issuing an Order, Supplemental Agreement or TCL. An associated corporation, partnership, or venture is an entity, eight percent (8%) of the voting stock or ownership interest of which is owned directly or indirectly by AT&T. Any Order, Supplemental Agreement or TCL issued under this Agreement will be a contractual relationship between the Ordering Company and Supplier and Supplier shall look only to the Ordering Company for performance of the Company's obligations under such Order, Supplemental Agreement, or TCL under this Agreement.

PRODUCT means systems, equipment and parts thereof, including Operating System Software and Base Firmware, but the term does not mean Software whether or not Software is part of Firmware.

PRODUCT ACCEPTANCE means Company's acknowledgment that the Product provided or installed by Supplier have met Company's Acceptance Test.

Q9, Q5, Q4, Q2 and Q1 means the Company Quality Gates as pertain to Orders, Supplemental Agreements or TCLs under this Agreement as follows:

      Q9 Start Development/Commitment Obtained (i.e., both parties have executed an Order, Supplemental Agreement or TCL to authorize the start of development)

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                                                            Contract No. GA0023D
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      Q5    Start Verification
      Q4    Start of Customer Acceptance Testing-(start of FOA or start of testing in ITN)
      Q2    Start FFA
      Q1    Ready for Deployment

QUALITY PLAN means a document mutually agreed upon between Company and Supplier that describes criteria for Development Management and acceptance testing processes, from commitment to deployment, to ensure that each Feature meets or exceeds Company's expected level of quality.

RELEASE means a Software delivery package which may contain one or more
Features.

SERVICES means the services provided by Supplier with respect to or independent from Supplier's Products and Software and the operation of Ordering Company's business including, but not limited to, any type of: (1) professional services including architecture planning or design, consulting, program management, system integration and testing/verification; (2) network engineering services including preparation of equipment specifications, preparation and updating of office records, and data creation/management services; (3) installation and equipment removal; (4) outside plant engineering/construction services and cable mining; (5) maintenance, repair, exchange/replacement, customer technical support, help desk, and diagnostic services; (6) software development; (7) initial site/new start, migration, trials, provisioning, retrofitting and update/upgrade services; (8) training in any form; (9) logistics (transportation, warehousing, staging, etc.); and (10) such other services as Supplier may offer and Ordering Company may purchase from time to time.

SEVERITY LEVEL means the priority assigned by Company to a system problem.

SOFTWARE means a computer program consisting of a set of logical instructions and tables of information which guide the functioning of a central processing unit; such program may be contained in any medium whatsoever, including hardware containing a pattern of bits representing such program, but the term "Software" does not mean or include such medium. Software does not include Operating System Software or Base Firmware.

SOFTWARE ACCEPTANCE means an acknowledgment by Company that it agrees that Software provided by Supplier pursuant to an Order, Supplemental Agreement or TCL has met all the requirements specified.

SOFTWARE SOURCE MATERIAL means Information consisting of all intangible source programs, technical documentation and other information required for maintenance, modification or correction of the most current version of the Software supplied to Company.

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                                                            Contract No. GA0023D
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SPECIFICATIONS means the specifications for the Software as set forth in the
Order, Supplemental Agreement or TCL or if not so set forth, shall mean Supplier's current published specifications and user documentation for the Software as of the date of the Order, Supplemental Agreement or TCL. Any provisions contained in Supplier's Specifications in conflict with the provisions of this Agreement shall be deemed deleted.

SPEECH ALGORITHM PARAMETERS means a set of variables that are adjusted to maximize recognition accuracy (including, but not limited to, proper rejection of non-vocabulary speech, noise, and silence) of the Pattern Matching Algorithm based on a set of test Speech Data.


SPEECH DATA means recordings of the utterances of customers interacting with real services, or the utterances of other speakers made for the express purpose of systematically collecting a range of vocabulary from a range of people needed to represent vocabulary used in real services, including, but not limited to, the binary data files representing the audio recordings themselves, the transcriptions of what was spoken (whether in orthographic or phonetic form), and other explanatory information about the specific circumstances of recording and speaker, such as source, noise conditions, gender, age, accent, and speech endpoint locations within the binary data file. Speech Data does not include Speech Models, Speech Model Creation Algorithms, Speech Pattern Matching Algorithms, Speech Algorithm Parameters, or Speech Grammars prepared by or on behalf of Supplier. Speech Data may be used to train Speech Models or to test the performance of Speech Models, Pattern Matching Algorithms, Speech Algorithm Parameters and/or Speech Grammars.

SPEECH GRAMMARS means the set of lists of all possible sequences of words allowable at different points within the call flow developed for a specific Service Feature. These lists may be developed in many ways, including, as a predetermined service requirement, or through an analysis of real customer Speech Data.

SPEECH MODEL means a statistical average of like sounds or words across many speakers, condensed into a pattern to distinguish one spoken sound or word from another.

SPEECH MODEL CREATION ALGORITHM means a training algorithm that uses Speech Data as input to create Speech Model(s).

SPEECH PATTERN MATCHING ALGORITHM means an algorithm that compares incoming speech, in a pattern-matching task, to all possible Speech Model(s) to produce a set of best matches of sub-words, words, or sequences of words compared to a predetermined set of Speech Grammars.

SPEECH TECHNOLOGY means Speech Models, Speech Model Creation Algorithms, Speech Pattern Matching Algorithms, Speech Algorithm Parameters, Speech Grammars, Speech Tools.

SPEECH TOOLS means speech utility programs that allow for speech-related capabilities including, but not limited to, developing phonetic vocabularies, modifying vocabulary parameters, specifying Speech Grammars or training phonetic Speech Models.

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                                                            Contract No. GA0023D
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SUPPLEMENTAL AGREEMENT:  means a contemporaneous or subsequent agreement between an Ordering Company and Supplier which incorporates all of the terms of this Agreement, unless specified otherwise.

SUPPLIER'S AGREEMENT REPRESENTATIVE means the person designated by Supplier as the point of contact regarding correspondence (written, verbal or electronic) about this Agreement from either Company or Supplier.

SUPPLIER SPECIFICATIONS means Supplier's published specifications and user documentation describing Product, Software and/or Services.

TECHNOLOGY COMMITMENT LETTER (TCL) means a formal and binding writing signed by both parties committing to Feature Deliverables. The TCL shall include, but not be limited to, the following, where applicable: Feature name, FRF number, list of FSDs, Q4 date, exclusivity status of the Feature, price and/or expense, payment schedule, important characteristics of each Feature, and other pertinent information.

USE means use by any individual having authorized access to the computer on which the Software is operated.

WARRANTY PERIOD means the period of time specified in this Agreement or any Order, Supplemental Agreement or TCL during which the Supplier will warranty a deliverable to the degree specified in agreement(s) between Supplier and Company.

WORK means the engineering, furnishing and delivery of material and performance of installation services under Article 9 ENGINEERING & INSTALLATION SUPPORT.

1.4 REPRESENTATIVES. Company's Agreement Representative is Dennis Carey, or such other persons as may be designated in writing from time to time by AT&T.

Supplier's Agreement Representative is Ray Naeini, or such other persons as may be designated in writing by Supplier from time to time.

Unless otherwise specified in this Agreement, Order, Supplemental Agreement or TCL whenever approval, authorization, communication or submission is required by the terms of this Agreement, they shall be in writing and shall be directed to the Agreement Representatives designated in this Agreement, as amended from time to time.

1.5 SURVIVAL OF OBLIGATION. The obligations of the parties under this Agreement, Order, Supplemental Agreement or TCL issued pursuant to this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, Order, Supplemental Agreement or TCL including, by way of illustration only and not limitation, those in the clauses COMPLIANCE WITH LAW, REPAIR AND REPLACEMENT PARTS - CONTINUING AVAILABILITY, PUBLICITY; ADVERTISING, IMPLEADER, INFRINGEMENT, RELEASES VOID, REPAIR NOT UNDER WARRANTY, INTELLECTUAL PROPERTY

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                                                            Contract No. GA0023D
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RIGHTS, WARRANTY, INSURANCE and INDEMNITY, SOURCE PROGRAMS AND TECHNICAL
DOCUMENTATION, shall survive termination, cancellation or expiration of this Agreement, Order, Supplemental Agreement or TCL.

1.6 DURATION. This Agreement shall apply to all Orders, Supplemental Agreements or TCLs placed by AT&T and Ordering Companies with Supplier during a period of four (4) years following execution hereof unless this Agreement is sooner terminated for cause or as mutually agreed upon. The term of this Agreement shall automatically extend for one (1) year periods upon expiration unless either party provides the other party sixty (60) days prior written notice indicative of its desire to permit this Agreement to expire without further extension of its term, in which event this Agreement shall expire on the day before this Agreement would otherwise be automatically extended.

The termination of this Agreement shall not affect the rights and obligations of the parties with respect to Deliverables which have been delivered by Supplier to Company, including Supplier's obligations of warranty, repair and replacement, nor shall it affect the rights and obligations of either party under any outstanding Orders, Supplemental Agreements or TCLs, unless such Orders, Supplemental Agreements or TCLs are also specifically terminated as set forth hereafter.

ARTICLE 2 - ORDERING AND DELIVERY

2.1 FORM OF ORDER. Each Order shall be deemed to incorporate the terms and conditions of this Agreement in such Order. An Order may be in several formats such as, but not limited to, a Requisition for Purchase (PD001) Form, an AT&T Corp. (ATT301) Form.

Supplier agrees to accept Orders from Ordering Companies subject to the terms and conditions of this Agreement. The Ordering Companies shall have all the rights and obligations of AT&T under this Agreement with respect to particular Orders thereunder. The terms and conditions of this Agreement shall govern all purchases by the Ordering Companies notwithstanding the existence of different or conflicting terms and conditions in the ordering and acknowledging forms of Supplier and Company provided that conflicting terms in Company's Orders are governed by the last paragraph of this clause.

Supplier shall provide to Company an acknowledgment of receipt of each Order in electronic or written format within twenty four (24) hours after its receipt. Supplier shall immediately notify Company if at any time it determines it is unable to fulfill the Order or any of the conditions or requirements of the Order. Such notification shall be oral followed by written confirmation within fifteen (15) days. However, such notification by Supplier shall not in any case affect Company's rights and remedies available under this Agreement or otherwise for Supplier's failure or inability to comply with any Order.

Each Order so submitted shall include: (a) a description of the Deliverables being ordered, inclusive of any numerical and/or alphabetical identification which may be referenced in the price list therein; (b) the delivery date; (c) the applicable price and step discount price if applicable; (d) the location to which the Deliverables are to be delivered; (e) the location to which invoices shall be rendered for payment; (f) payment terms, if different than those

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                                                            Contract No. GA0023D
                                                                    Page 13 of 1


contained in this Agreement , (g) any additional terms and conditions agreed upon by both parties (h) scope of work (i) specifications (j) Company Technical and Order Management Representatives (k) Company's Order number; and (l) this Agreement number. Failure by Company to include any items in an Order shall not affect the validity of an Order. Additional terms or terms that conflict with the provisions of this Agreement, such as a delivery interval shorter than provided in this Agreement, included by Company in an Order shall be deemed to be accepted by Supplier unless Supplier provides written notification of its objection to such term of the Order within fifteen (15) days after its receipt. Supplier, however, shall have no right to reject any term of any Order which complies with the terms of this Agreement and the appropriate Supplemental Agreement.

2.2 PACKAGING AND SHIPPING. Deliverables furnished hereunder shall be packaged, where applicable, by Supplier at no additional charge in containers adequate to prevent damage during shipping, handling and storage. Unless instructed otherwise by Company, Supplier shall (a) ship Orders complete, (b) ship to the destination designated in the Order, Supplemental Agreement or TCL,
(c) mark all subordinate documents with this Agreement number and the Order number, (d) enclose a packing memorandum with each shipment and when more than one package is shipped, identify the one containing the memorandum, and (e) mark Company's Order number on all packages and shipping papers.

Unless otherwise directed by Company, Supplier shall (a) ship Deliverables, where applicable, from its nearest facility capable of filling the Order, Supplemental Agreement or TCL (b) use the lowest published common carrier rates (rail, truck or freight forwarder), (c) prepay transportation charges, and (d) add transportation and insurance charges at cost as a separate item on Supplier's invoice when the cost of transportation and risk of loss is to be borne by Company. If requested by Company, Supplier agrees to substantiate such charges by providing Company with the original freight bill or a copy thereof. Shipping and routing instructions may be altered, orally or in writing, as mutually agreed upon by Supplier and Company.

2.3 TITLE TO MATERIAL; RISK OF LOSS. Unless otherwise specified herein, title and risk of loss or damage to Product and documentary media and other tangible "information conveying" media furnished by Supplier hereunder shall, subject to Company's right to reject or revoke acceptance, remain with Supplier until Product are accepted for delivery by Company or its agent at the point of destination specified in the Order, Supplemental Agreement or TCL. Notwithstanding the above, if in any case Company pays Supplier for any Product prior to Company's acceptance for delivery of the Product, title to such Product shall vest in Company upon payment of the applicable invoice, but risk of loss and damage shall remain with Supplier and shall pass to Company only upon acceptance for delivery by Company. Acceptance for delivery involves the acceptance for physical delivery and in no way affects acceptance of the Product with respect to conformance with the requirements and specifications (including the Exhibits) of an Order, Supplemental Agreement or TCL. Additionally, if the Order, Supplemental Agreement or TCL calls for additional services after delivery, such as unloading or the like, title and risk of loss or damage shall pass to Company when such additional services have been performed by Supplier or Supplier's representative.

2.4 CFC PACKAGING. Supplier warrants that all packaging materials furnished under this Agreement and all packaging associated with material furnished under this Agreement were not

                                                            Contract No. GA0023D
                                                                    Page 14 of 1


manufactured using and do not contain chlorofluorocarbons. "Packaging" means all bags, wrappings, boxes, cartons and any other packing materials used for packaging. Supplier shall indemnify and hold Company harmless for any liability, fine or penalty incurred by Company to any third party or governmental agency arising out of Company's good faith reliance upon said warranty.

2.5 HEAVY METALS IN PACKAGING. Supplier warrants to Company that no lead, cadmium, mercury or hexavalent chromium have been intentionally added to any packaging or packaging component (as defined under applicable laws) to be provided to Company under this Agreement. Supplier further warrants to Company that the sum of the concentration levels of lead, cadmium, mercury and hexavalent chromium in the package or packaging component provided to Company under this Agreement does not exceed 100 parts per million. Upon request, Supplier shall provide to Company Certificates of Compliance certifying that the packaging and/or packaging components provided under this Agreement are in compliance with the requirements set forth above in this clause. Supplier shall indemnify and hold Company harmless for any liability, fine or penalty incurred by Company to any third party or governmental agency arising out of Company's good faith reliance upon said warranties or any Certificates of Compliance.

2.6 OZONE DEPLETING SUBSTANCE LABELING. Supplier hereby warrants and certifies that all products, including packaging and packaging components, provided to Company under this Agreement have been accurately labeled in accordance with the requirements of 40 CFR Part 82 entitled "Protection of Stratospheric Ozone, Subpart E - The Labeling of Products Using Ozone Depleting Substances."
Supplier agrees to indemnify, defend and save harmless Company, its officers, directors and employees from and against any losses, damages, claims, demands, suits, liabilities, fines, penalties, and expenses (including reasonable attorneys' fees) that may be sustained by reason of Supplier's non-compliance with such applicable law or the terms of this warranty and certification.

2.7 DELIVERY. For Product ordered hereunder, a mutually agreeable delivery date shall be set in the Order, Supplemental Agreement or TCL prior to the placement of the Order for such Product.

In the event that Supplier exceeds the delivery date, then in addition to all other rights and remedies at law or equity or otherwise, and without any liability or obligation of Company, Company shall have the right to: (a) cancel such purchase order, or (b) extend such delivery date to a later date, subject, however, to the right to cancel as in (a) preceding if delivery is not made or performance is not completed on or before such extended delivery date. If Company elects to extend such delivery date, Supplier agrees to absorb the difference between the charges to ship normal transportation and the charges to ship premium overnight.

Supplier agrees not to deliver Deliverables prior to the agreed upon delivery date without Company's prior written authorization.

2.8 METHOD OF TRANSPORTATION. Supplier shall at Company's request utilize Company's contract carriers for the transportation of all equipment under this Agreement, Order, Supplemental Agreement or TCL. Supplier shall coordinate the transportation of all equipment

                                                            Contract No. GA0023D
                                                                    Page 15 of 1


with Company's carrier and advise Company's carrier that the material is being transported in accordance with Company and carrier's agreement.

2.9 TIMELY PERFORMANCE. If Supplier has knowledge that anything prevents or threatens to prevent Supplier's timely performance under this Agreement including any milestone schedule(s) in any Order(s), Supplemental Agreement(s) or TCL(s), Supplier shall immediately notify Company's Technical Representative thereof and include all relevant information concerning the delay or potential delay.

2.10 MONTHLY SHIPMENT AND INSTALLATION REPORTS. Supplier agrees to render to Company's Order Management Representative monthly shipment reports on or before the fifth working day of the succeeding month. Such reports will be submitted to the designated Company Order Management Representative described in the Order, Supplemental Agreement or TCL.

2.11 CHANGES IN SCOPE. Company may, at any time, by written notice, advise Supplier of Company's intent to make changes in, additions to, alterations of, or deductions from (all hereinafter referred to as "Change"), the work performed hereunder. Within twenty (20) days after a written request for a Change(s), Supplier shall promptly so advise and submit to Company, notification specifying the impact of such change on the price or the time required for performance. Company shall, either (a) accept the proposal, in which event Company shall issue a written Order or TCL directing Supplier to perform the Change(s), or
(b) advise Supplier not to perform the Change(s). Thereafter, if Company elects to make such changes, an equitable adjustment to all appropriate terms and conditions, including the amount to be paid to Supplier and the time for performance, shall be made and the Order or TCL shall be modified accordingly with an amendment executed by both parties.

If the cost of supplies or materials made obsolete or excess as a result of such change is included in Supplier's claim for adjustment, Company shall have the right to prescribe the manner of disposition of such supplies or materials. Any claim for adjustment under this clause must be asserted within thirty (30) days from the date the change is ordered. However, if Company determines that the facts justify such action, it may receive, consider and adjust any such claim asserted at any time prior to the date of final payment. Nothing contained in this clause shall excuse Supplier from proceeding with the work so changed.

2.12 CHANGES TO DELIVERABLES BY SUPPLIER. Any change that Supplier proposes to the Deliverables furnished hereunder and the documentation related thereto that would impact upon (a) reliability, (b) the Deliverable's specifications, or (c) form, fit, or function requires the approval of Company. Supplier shall forward such proposed change to the Company Technical Representative, at least sixty
(60) days prior to the proposed effective date except for those cases where an extremely unsatisfactory condition requires immediate action, in which case Supplier shall promptly advise Company. Supplier shall at the time of notification, provide Company with (a) a product change number, (b) a description of such change, (c) the reason for such change, (d) a classification of such change in accordance with the change classifications below, (e) a description of the impact of such change upon (i) reliability, (ii) the Deliverable's specifications, and (iii) form, fit, or function; (f) proposed price impact, if any, for Class B changes, and (g) proposed effective date for such change and recommended implementation schedule therefor.

                                                            Contract No. GA0023D
                                                                    Page 16 of 1


Any change in Deliverables shall be classified into one of the following two classes:

      "A" Changes which are needed to correct inoperative electrical or mechanical conditions, or extremely unsatisfactory operating or maintenance conditions, or conditions which result in safety hazards, and which are judged severe enough to have to be made to all Deliverables in process, stock, or installed. (Any conditional application criteria to be specified in the change notification document.)

      "B" Changes which are sufficiently important to justify their application to Deliverables being manufactured (as soon as reasonably possible), and which are recommended for application to existing installations in the field. Examples of this class of change may include, but are not limited to:

            (a)  Providing new features that directly affect subscriber service;

            (b) Providing design improvements which result in better service capabilities, longer life or improved transmission margins;

            (c) Providing changes in design which result in important cost savings to Company; and

            (d) Changes of a mandatory nature, for example, the fulfillment of federal registration or future compatibility requirements, or for conditions of sufficient importance to be intended for universal application (change to be shown as "recommended"). The final classification of any product change proposed by Supplier will be by mutual agreement between Supplier and Company.

For Class A changes, Supplier shall, pursuant to the provisions of this Agreement governing repair or replacement of Deliverables under warranty, replace or modify, at no charge, all affected Deliverables furnished hereunder and documentation related thereto. Supplier shall supply relevant documentation to Company for all Class A changes. Supplier shall propose a schedule for the application of these changes at all Deliverable locations which shall not exceed six (6) months from date of change notice. This schedule shall be mutually agreed upon by Company and Supplier.

For Class B changes, Supplier shall first notify Company of the exact nature of the change. Details on the proposed implementation procedure for Deliverables which is being or will be manufactured shall be discussed with Company. Company shall, at its option, determine if Deliverables previously shipped will be replaced or modified. Should such replacements or modifications be deemed necessary, Supplier shall, pursuant to the provisions of this Agreement governing repair of Deliverables not covered under warranty, make arrangements for the necessary Deliverables replacement or modification at prices and schedules to be mutually agreed upon by Company and Supplier prior to implementation. Documentation related thereto shall be provided by Supplier as specified for Class A above.

                                                            Contract No. GA0023D
                                                                   Page  17 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

In the event that Supplier and Company shall fail to reach agreement on any such change in Deliverables to be made by Supplier, then in addition to all other rights and remedies of law or equity or otherwise, AT&T shall, without any charge, obligation or liability whatsoever, have the right to terminate this Agreement and Company shall have the right to terminate any or all Orders for Deliverables affected by such change.

2.13 THIRD PARTY EQUIPMENT. Supplier agrees to advise Company of all third party products represented in Supplier's Product prior to the placement of an Order, Supplemental Agreement or TCL. Company shall have the right to obtain all or part of such third party products directly from the third party product(s) provider(s) if Company so chooses. Such third party product(s) may be shipped directly to Company site or Supplier's site as deemed appropriate for incorporation into equipment. Supplier shall provide Company with third party product descriptions, part numbers, accessories, options and delivery requirement dates required for incorporation into Supplier's Product. The parties shall mutually agree upon integration, service and warranty charges applicable to any such third party products obtained by Company.

ARTICLE 3 -- PRICES AND PAYMENT

3.1 AGREEMENT PRICE. The Supplier agrees to sell all Deliverables ordered during the term of this Agreement by Company and its Ordering Companies at prices mutually agreed upon. Prices stated in Exhibit A, "Prices and Payment Schedule for the ******* Service" are specifically for the ******* Service.. The cost of transportation for initial delivery is to be borne by the Supplier unless specifically provided that the cost of transportation is to be borne by Company.

For additional Features and project development, Supplier shall offer prices to Company in an offer on a per product or Feature basis ("Estimated Quote"). The Estimated Quote from Supplier to Company shall include the (1) proposed price,
(2) proposed date of delivery, (3) and other mutually agreed upon information. When determining the proposed price, Supplier will include those items described in Clause 3.2 SOFTWARE PRICE AND PAYMENT, listed under "Firm Price Quote" below.

Provided that the final requirements do not change significantly, when final requirements are agreed upon, Supplier will provide a firm price ("Firm Price Quote") that will be no higher than the Estimated Quote.

3.2 SOFTWARE PRICE AND PAYMENT. The Feature Software development price will be the Firm Price Quote as negotiated between the Parties.

Included in the agreed to Firm Price Quote are:

      -     license or assignment fee, as appropriate
      -     development cost
      -     documentation
      -     training

                                                            Contract No. GA0023D
                                                                    Page 18 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

      -     Feature integration
      -     technology trials
      -     warranty
      -     software development environment
      -     project management
      -     supervision
      -     management
      -     uplift and/or extended warranty
      -     growth and retrofit
      -     post warranty repair and support

Items to be itemized as part of Software price shall be as follows:

      -     license or assignment fee, as appropriate
      -     warranty

Software Payment Schedule:

The payment schedule for Feature Software development shall be according to the table shown below, but may be amended on a project basis via changes in Mutually agreed upon in writing.


                 Payments            Milestone
                 --------            ---------
                    ***                 ***
                    ***                 ***
                    ***                 ***


3.3 PRODUCT PRICE AND PAYMENT. The new project or Product price will be the Firm Price Quote as negotiated between the Parties.
Included in the agreed to Firm Price Quote are:

      -     hardware including Operating System Software and Base Firmware
      -     engineer, furnish and install (EF&I )
      -     shipping
      -     installation training
      -     operation and maintenance training
      -     warranty
      -     insurance

Items to be itemized as part of Product price shall be as follows:

      -     hardware including Operating System Software and Base Firmware
      -     EF&I
      -     shipping

                                                            Contract No. GA0023D
                                                                    Page 19 of 1

      -     insurance

The payment schedule for Product shall be per Clause 3.5 BILLING AND PAYMENT in this Agreement.

For Product, which Company has ordered but wishes to cancel, Company shall pay to Supplier, Supplier's cost, less the amount received by Supplier for the sale or return of such Product, as set forth in the next sentence. Supplier shall make a reasonable attempt to sell such Product to a third party for a reasonable price or return it to Supplier's source and if such Product is sold or returned within ninety (90) days of cancellation then the amount received by Supplier from such sale or return, less any unreimbursed shipping and insurance charges will be credited against the Company's cancellation charges.

3.4 TERMS NO LESS FAVORABLE. Supplier has assured Company that for all Deliverables covered by this Agreement, that all prices, terms, warranties and benefits granted to Company by Supplier under this Agreement are at least equal to those now offered by Supplier to any of its customers with the same volume of Deliverables as covered by this Agreement. If, prior to the termination of this Agreement, Supplier should enter into an arrangement with any other customer with similar services providing greater benefits or a lower price than applicable to Company under this Agreement, this Agreement shall thereupon be deemed to be amended effective immediately as of the date of such lower price or greater benefit to provide to Company all such greater benefits and lower prices and Supplier shall adjust (retroactively if necessary) all prices to such lower prices and provide such greater benefits for all outstanding Orders and any Work or Services not yet provided or if provided not yet billed. Supplier shall give Company immediate written notice of any such lower prices or greater benefits referred to in this clause. With respect to Orders that have been placed, but the work to fulfill such Orders has not been completed, as of the date of such lower price or greater benefit, no adjustment shall be made if the reason for the lower price or greater benefit is because of modifications by third parties or other reasons not within the control of Supplier.

3.5 BILLING AND PAYMENT. Supplier shall render to Company's Order Management Representative (a) invoices in duplicate, showing Order number, Agreement number, serial number or number identifying the Deliverables, and if bills of lading are not available, through routing and weight, (b) separate invoices for each shipment or Order, (c) shipping notices and bills of lading containing Order number and description of Deliverables, and (d) mail or otherwise transmit invoices, bills of lading and shipping notices to the billing address on the Order, Supplemental Agreement or TCL.

Supplier shall not render invoices for Product until shipped, Software until the appropriate Quality Gate has been passed as specified in Clause 3.2 SOFTWARE PRICE AND PAYMENT or Services until Services are completed, provided that invoices will not be rendered where Company has rejected the Deliverables for non-compliance with this Agreement, Order, Supplemental Agreement or TCL, unless otherwise agreed upon by both parties in writing.

In addition to the above mentioned invoicing procedures, Supplier, when submitting invoices, shall show Product codes pursuant Clause 6.9 MARKING (c) against all billable Products.

                                                            Contract No. GA0023D
                                                                    Page 20 of 1


Failure to provide Product codes may delay processing of payment until proper coding is provided by Supplier.

Unless otherwise stated herein, payment shall be rendered net thirty (30) days from the date of delivery of the Deliverables, completion of Services to Company, or in accordance with the Order or TCLs milestone payment schedule and following receipt by Company of an accurate invoice. In the event of shortages or nonconformities, Company may withhold payment for the portion of the Order or TCL which is short or nonconforming until the appropriate corrections are made by Supplier.

3.6 TAXES. Company shall be liable for and shall reimburse Supplier only for the following tax payments with respect to transactions under this Agreement unless Company advises Supplier that an exemption applies: state and local sales and use taxes, as applicable. Taxes payable by Company shall be billed as separate items on Supplier's invoices and shall not be included in Supplier's prices. Company shall have the right to have Supplier contest any such taxes that Company deems improperly levied at Company's expense and subject to its direction and control.

3.7 RECORDS. Records of all amounts billable to and paid by Company under this Agreement shall be kept by Supplier on a generally accepted accounting basis and shall be available to Company or its authorized representatives for audit during normal business hours until three (3) years after final payment for equipment has been made. Supplier agrees to provide reasonable supporting documentation concerning any disputed amount invoiced to Company within thirty (30) days after Company provides written notification of the dispute to Supplier.

ARTICLE 4 -- INTELLECTUAL PROPERTY RIGHTS

4.1 CONFIDENTIAL INFORMATION. Any specifications, drawings, sketches, models, samples, data, computer programs, reports, work, work product, documentation, or other technical or business information ("Information") marked AT&T "Confidential" or "Proprietary" which are either furnished or disclosed by Company or developed by Supplier hereunder is the property of and shall be deemed confidential to Company and shall be returned to Company at the conclusion of this Agreement, or shall be destroyed if Company shall so direct in writing. Unless such information was previously known to Supplier free of any obligation to keep it confidential, or is subsequently made public by Company or a third party having a legal right to make such disclosure, it shall be held in confidence by Supplier, shall be used only for purposes hereunder, and may be used for other purposes only upon such terms and conditions as may be mutually agreed upon in writing. Supplier shall obligate each of its employees, agents and subcontractors to keep such Information confidential in accordance with the foregoing requirements. Such obligations shall be in writing which shall recite that such Information is the property of Company and is to be held in confidence, shall refer to this Agreement by number, and shall be signed by each of Supplier's employees, agents and subcontractors having access to such Information.

                                                            Contract No. GA0023D
                                                                    Page 21 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

4.2 Supplier's Information. No specifications, drawings, sketches, models, samples, data, tools, computer or other apparatus programs, documentation, works, work products, or other tangible or intangible technical or business information, written, oral or otherwise expressed, furnished or disclosed by Supplier to Company under this Agreement or in contemplation hereof shall be considered by Supplier to be confidential or proprietary unless otherwise mutually agreed to between both parties in an executed agreement.

4.3 INFRINGEMENT. The following terms apply to any infringement, or claim of infringement, of any patent, trademark, copyright, trade secret or other proprietary interest based on the manufacture, installation, normal use, lease or sale of any equipment, program, documentation, service, Software, Product or material ("material") furnished to Company under this Agreement or in contemplation of this Agreement. Supplier shall indemnify AT&T and its customers for any loss, damage, expense or liability that may result by reason of such infringement or claim, except where such infringement or claim arises solely from Supplier's adherence to AT&T's written instruction or directions which involve the use of material other than (1) commercial material which is available on the open market, or is the same as such material, or (2) material of Suppliers origin, design or election; and AT&T shall so indemnify Supplier in such excepted cases. In connection with Supplier's obligation under this clause, and without limiting the generality of this clause, Supplier specifically agrees to indemnify Company in connection with any claim or potential claim of infringement of *****************************************
********************************************************************************
********************************************************************************
********************************. Each party shall defend or settle, at its own expense, any action or suit against the other for which it is responsible under this clause. Each party shall notify the other promptly of any claim of infringement for which the other is responsible, and shall cooperate with the other in every reasonable way to facilitate the defense of any such claim. Notwithstanding any other provision in this Agreement, Supplier shall indemnify Company and its customers to the full extent of any damages. If in any action, any part of, or an entire Deliverable furnished by Supplier under this Agreement is held, or in Supplier's reasonable opinion is likely to be held to constitute an infringement of a third party intellectual property right, then Supplier may at its sole expense, and upon reasonable notice to Company and at Company's convenience first a) procure for Company the right to continue to use the Deliverable, or second b) replace or modify the Deliverable with non-infringing functionally equivalent Deliverable. As a third option if options (a) and (b) of the preceding sentence are in Supplier's and Company's reasonable opinion, to be mutually agreed upon in good faith between the parties, not available, then Company shall cease use of such Deliverable or part thereof and Supplier shall refund to Company the purchase price or license fee paid by Company for such infringing part or Deliverable minus a depreciated amount calculated using a straight line depreciation method over a five year period. If the third option "c" cannot be agreed upon between the parties and upon thirty days written notice by Supplier to Company of Supplier's election to proceed under this sentence, then Company may continue to use such infringing Deliverable or part thereof and Supplier's obligation to indemnify Company under this clause shall cease from the date of expiration of such notice forward provided that Supplier refunds Company the purchase price or license fee for such infringing part of the Deliverable minus the depreciated amount based on the same

                                                            Contract No. GA0023D
                                                                    Page 22 of 1


calculations in the preceding sentence. Supplier agrees that acceptance of a refund does not preclude Company from pursuing against Supplier any remedies that Supplier may have at law, in equity or both.

4.4. INVENTIONS. Supplier agrees that if any designs, inventions, discoveries, or improvements, whether or not patentable, are conceived, first reduced to practice, made, or developed in anticipation of, in the course of, or as a result of development work done under this Agreement by Supplier or by one or more of Supplier's employees, consultants, representatives, or agents (associates), unless it can be shown that the development work was done solely or primarily outside the scope of this Agreement, Supplier will assign to Company Supplier's and Supplier's associates' entire right, title, and interest in and to such designs, inventions, discoveries and improvements, and any patents that may be granted thereon in any jurisdiction of the world. Supplier also agrees that, without charge to Company, Supplier will and will have Supplier's associates sign all papers and do all acts which may be necessary, desirable, or convenient to enable Company at Company's expense to file and prosecute applications for patents on such designs, inventions, discoveries, and improvements, and to maintain patents granted thereon. Supplier further agrees to grant and hereby grants to Company and AT&T, under any patent issued in any jurisdiction of the world for any invention made prior to the completion of the work done under this Agreement, nonexclusive, royalty-free licenses (to the extent Supplier has the right to do so) to make, have made, use, lease, sell, and import any product or facility including or derived from the work done under this Agreement. The licenses so granted to Company and AT&T include the right to grant sublicenses to their respective affiliates, associated companies and customers. Supplier also agrees to acquire from Supplier's associates such assignments, rights, and covenants as to assure that Company and AT&T shall receive the rights provided for in this INVENTIONS clause. The parties may mutually designate in a Supplemental Agreement, TCL or other mutually agreed writing, that designs, inventions, discoveries or improvements arising in the course of or as a result of certain development work done under this Agreement are to be considered to be property of Supplier.

4.5 DEVELOPED INFORMATION. Supplier agrees that Supplier will and, where applicable, will have Supplier's associates (as defined in Clause 4.4 INVENTIONS), disclose and furnish promptly to Company any and all business and technical information, computer or other apparatus programs (in both source and object code format), specifications, drawings, records, documentation, works of authorship or other creative works, ideas, knowledge, or data, written, oral, or otherwise expressed ("Information"), originated or developed by Supplier or by any of Supplier's associates as a result of Supplier's performance under, or in anticipation of, this Agreement unless it can be shown that such Information was developed or originated solely or primarily outside the scope of this Agreement.

Supplier further agrees that all such Information shall be Company's property, shall be kept in confidence by Supplier and Supplier's associates, shall be used only in the filling of Orders hereunder, and may not be used for other purposes except upon such terms as may be agreed upon between the parties in writing.

                                                            Contract No. GA0023D
                                                                    Page 23 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

If such Information includes materials previously developed or copyrighted by Supplier and can be shown to have been developed or originated solely or primarily outside the scope of this Agreement, Supplier agrees to grant and hereby grants to Company and AT&T a nonexclusive, royalty-free license to use, have used, and copy for Company's business operations, not covering expansions, such materials. The licenses so granted to Company and to AT&T include the right to sub-license or assign, whole or in part, not including expansions, to the respective affiliates, associated companies and customers.

Supplier also agrees to acquire from Supplier's associates such assignments, rights, and covenants as to assure that AT&T shall receive the rights provided for in this DEVELOPED INFORMATION clause.

4.6 AUTHORSHIP AND COPYRIGHT. The entire right, title, and interest, including copyright, in all original work of authorship fixed in any tangible medium of expression heretofore or hereafter created under this Agreement by Supplier, or on Supplier's behalf, for Company or furnished to Company under this Agreement is hereby transferred to and vested in Company, unless it can be shown that the work was created solely or primarily outside the scope of this Agreement. The parties expressly agree to consider as work made for hire those work ordered or commissioned by Company which qualify as such in accordance with the Copyright laws. For all such original work, Supplier agrees to provide documentation satisfactory to Company to assure the conveyance of all such right, title, and interest, including copyright, to Company.

4.7 LICENSES. Company grants no licenses, express or implied, under any patents, copyrights, trademarks or other intellectual property rights are granted by Company to Supplier by virtue of this Agreement.

4.8 EXCLUSIVITY DESIGNATION. In the event that Company has waived its rights, in writing, under Clause 4.5 DEVELOPED INFORMATION, then Company and Supplier have agreed to consider certain Features as exclusive or non-exclusive. For Features designated as non-exclusive, Company agrees that it has waived its rights, in writing, under Clause 4.5 DEVELOPED INFORMATION. Features designated as exclusive shall remain exclusive to Company for a period of **************, unless mutually agreed otherwise. The exclusive status of each Feature will be indicated in writing in an Order or a separate document. Supplier agrees that it shall not license to a third party any Feature which is designated as exclusive to Company without the express written concurrence of Company during the exclusivity period set forth herein. The exclusive status and period of exclusivity will be mutually agreed upon in writing and signed by authorized representatives of both parties. Such writing shall include a description of each Feature or component addition and the exclusivity period, if any. Such writing may be in an Order, Supplemental Agreement or TCL so long as it meets the conditions set forth above.

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The time period for exclusivity shall begin at Q1 or 90 days after Q2, whichever is earlier. Notwithstanding the foregoing, Supplier agrees that the time period for exclusivity shall not begin until the Q2 exit criteria set forth in the Quality Plan (which is incorporated herein by reference) have been met. In the event that Supplier's Product or Deliverables related to a particular exclusive Feature does not conform to the aforementioned Q2 exit criteria, Company may after appropriate notification to Supplier exercise its right to terminate the development of such Feature pursuant to Clause 8.2 CANCELLATION of this Agreement.

Supplier agrees that during the Q9 to Q1 period, Supplier will not disclose, license, market, or sell any Feature designated as exclusive to any third party without Company's express prior written approval. The parties agree that Supplier may reuse non-exclusive Features but such reuse shall be limited to use in other Supplier products, and that Supplier may license any Software or sell any product containing such non-exclusive Features to customers other than Company. In no event shall the foregoing provisions of this clause: (a) restrict Supplier's ability to license such non-exclusive Features to a third party for the manufacture by such party for products to be licensed or sold under Supplier's trademark; (b) restrict Supplier's ability to execute license agreements for non-exclusive Features granting source code rights in the event of bankruptcy or inability or unwillingness to perform maintenance services.

In the event that Supplier utilizes non-exclusive Features or portions thereof, developed and funded *************************** or more by Company, and licenses or sells such Features or portions thereof, to customers other than Company or an Ordering Company, the parties shall mutually agree on the financial remuneration or credit to be provided to Company. It is understood by the parties that the remuneration shall apply only to those Features or portions thereof used by Supplier, and shall not include any remuneration for incremental development performed by Supplier to make the Features or portions thereof salable to other customers. The amount of the remuneration or credit shall be equal to *************** of the gross margin Supplier receives from each sale or license of the non-exclusive Feature to a third party, such remuneration shall in no event exceed the amount paid or payable by Company for such non-exclusive Features.

Exclusivity Designation for the first commitment described in Exhibit B ******* Service and Configuration Description" is contained in Exhibit C "Exclusivity Designation for ******* Release 1.0"

4.9 SPEECH DATA AND SPEECH TECHNOLOGY. Supplier agrees with respect to Features designated as exclusive under Clause 4.8 EXCLUSIVITY DESIGNATION of this Agreement to hold in confidence all Speech Data assembled from trials, assembled in the process of developing such Features, and all Speech Data from the ITN or from the field. Supplier further agrees that all such Speech Data assembled to test exclusive Features shall be considered AT&T Proprietary information and, accordingly, shall be held in confidence by Supplier.

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Supplier agrees that Company does not grant to Supplier the right to use such collected Speech Data for any purpose whatsoever other than to enable Supplier to perform under this Agreement. Supplier shall provide a copy of all Speech Data to Company, including transcriptions of what was spoken (whether in orthographic or phonetic form), and other explanatory information about the specific circumstances of recording and speaker, such as, but not limited to, time and date of recording, source, noise conditions, gender, age, accent, and speech endpoint locations within the binary data file, to the extent that Supplier needs to make such transcriptions and associate such explanatory information with the recordings in the course of fulfilling its obligations to develop, test and support Software under this Agreement.

Company agrees that Supplier has license to or owns all Speech Technology that either pre-existed this Agreement or was developed or obtained by Supplier independently of Supplier's work funded by Company under this Agreement, provided that Supplier has not assigned ownership of such pre-existing or independently-developed Speech Technology to Company pursuant to one or more other agreements between Company and Supplier. Company further agrees that such pre-existing or independently-developed Speech Technology is not exclusive to Company. Company further agrees that Supplier has license to or owns all Speech Technology associated with all Features provided by Supplier under this Agreement. Supplier agrees that each Speech Model, Speech Tools and/or each Speech Grammar created pursuant to this Agreement to implement any exclusive Feature shall be exclusive to Company. Supplier further agrees that the specific combination of Speech Model(s), Speech Model Creation Algorithm(s), Speech Algorithm Parameters, Speech Pattern Matching Algorithm(s), and Speech Grammars, that together provide means to implement any exclusive Feature, will be exclusive to Company. For the purposes of this paragraph, the period for exclusivity shall begin at Q1 or 90 days after Q2, whichever is earlier, for each single exclusive Feature and continue for a period of ***************.

ARTICLE 5 -- RISK MANAGEMENT

5.1 TERMINATION, RIGHTS AND REMEDIES. Supplier represents that Deliverables shall (a) meet or exceed specifications referred to in the technical specifications, and (b) be delivered, where applicable, within the timeframe(s) specified in the project schedule of the applicable Order, Supplemental Agreement or TCL and by the delivery date set forth in the applicable Order, Supplemental Agreement or TCL.

      (A) Termination. In the event Supplier shall be in breach or default of any of the terms, conditions or covenants of this Agreement, Order, Supplemental Agreement or TCL placed hereunder and such breach or default shall continue for a period of thirty (30) days after the giving of written notice to Supplier thereof by AT&T or Company, as the case may be, then in addition to all other rights and remedies of law or equity or otherwise, AT&T shall have the right to terminate this Agreement and Company shall have the right to terminate any such Orders hereunder without any charge, obligation or liability whatsoever, except as to the payment for Deliverables and services already received and accepted by Company.

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                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

Company may at any time terminate any one or more Orders placed hereunder and AT&T may also terminate this Agreement when, in the exercise of their respective reasonable discretion AT&T or Company as the case may be, determines that the state of technology or its business requirements make further purchases of Deliverables unreasonable. Unless otherwise specified herein, Company's liability to Supplier with respect to such terminated Agreement, Order, Supplemental Agreement or TCL shall be limited to ****************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*************************. If requested, Supplier agrees to substantiate such costs and profits with proof satisfactory to Company.

      (B) Exercise of Rights and Remedies. AT&T shall have the right to cancel this Agreement and Company shall have the right to cancel or reschedule Orders, Supplemental Agreements or TCLs as referred to above in this clause. In addition, AT&T or Company as the case may be, shall have all rights and remedies and Supplier shall have all obligations and liabilities under Clause 7.1 WARRANTY AND MAINTENANCE SERVICES and Clause 7.3 WARRANTY clauses of this Agreement with respect to the default condition. In the event of any other breach or default by Supplier of any of the terms, conditions, covenants or other provisions of this Agreement or any Orders, Supplemental Agreements or TCLs placed hereunder, AT&T or Company as the case may be, shall be entitled to every remedy and right provided in this Agreement and available in law or in equity.

      (C) Orders, Supplemental Agreements or TCLs. If (i) Supplier fails to deliver Deliverables by *********** days after the date in the Order, Supplemental Agreement or TCL for delivery; or (ii) if any Deliverables fails to meet the specifications, features and other requirements of an Order, Supplemental Agreement or TCL or any Deliverables is not accepted by Company because of a deficiency or deficiencies, and Supplier has not remedied all such failures and deficiencies within ********************************** after installation acceptance test, Company shall have the right to cancel the Order, Supplemental Agreement or TCL. Company will give Supplier written notice if it discovers failures or deficiencies referred to above. This Section C does not limit Company's other rights and remedies for such failures or deficiencies or for failures or deficiencies discovered by Company more than thirty (30) days after installation acceptance test of Product or Software.

5.2 INDEMNITY. All persons furnished by Supplier shall be considered solely Supplier's employees or agents, and Supplier shall be responsible for withholding and payment of all unemployment, social security and other payroll taxes, including contributions when required by law. Supplier agrees to indemnify and save harmless AT&T, its affiliates, and its customers and their officers, directors, employees, successors, and assignees (all hereinafter referred to in this clause as "AT&T") from and against any losses, damages, claims, demands, suits, liabilities, and expenses (including reasonable attorneys' fees) that arise out of or result from: (1) injuries

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or death to persons or damage to property, including theft, in any way arising out of or occasioned by, caused by or on account of the performance of the work or services performed by Supplier or persons furnished by Supplier, (2) assertions under Workers' Compensation or similar acts made by persons furnished by Supplier or by any subcontractor, or by reason of any injuries to such persons for which AT&T would be responsible under Workers' Compensation or similar acts if the persons were employed by AT&T, (3) any failure on the part of Supplier to satisfy all claims for labor, Deliverables, materials, and other obligations relating directly or indirectly to the performance of the Services; or (4) any failure by Supplier to perform Supplier's obligations under this clause or Clause 5.3 INSURANCE. Supplier agrees to defend AT&T, at AT&T's request, against any such claim, demand, or suit. AT&T agrees to notify Supplier within a reasonable time of any written claims or demands against AT&T for which Supplier is responsible under this clause. Supplier's obligation to defend AT&T from any claims, demands and suits shall arise upon a third party alleging a claim, making a demand or filing a suit that is subject to indemnification under this clause.

5.3 INSURANCE. Supplier shall maintain and cause Supplier's subcontractors to maintain during the term of this Agreement (a) Workers compensation insurance as prescribed by the law of the state or nation in which the work is performed, (b) employer's liability insurance with limits of at least $100,000 for each occurrence; (c) comprehensive automobile liability insurance if the use of motor vehicles is required, with limits of at least $1,000,000 combined single limit for bodily injury and property damage for each occurrence, (d) Commercial General Liability ("CGL") insurance, including Blanket Contractual Liability and Broad Form Property damage, with limits of at least $1,000,000 combined single limit for personal injury and property damage for each occurrence; and (e) if the furnishing to Company (by sale or otherwise) of products or material is involved, CGL insurance endorsed to include products liability and completed operations coverage in the amount of $2,000,000 in the aggregate. All CGL insurance shall designate AT&T Corp., its affiliates and their officers, directors, and employees (all hereinafter referred to in this clause as "AT&T") as an additional insured. All such insurance must be primary and required to respond and pay prior to any other available coverage.

Supplier agrees that Supplier, Supplier's insurer(s), and anyone claiming by, through, under, or in Supplier's behalf shall have no claim, right of action, or right of subrogation against AT&T and its customers based on any loss or liability insured under the foregoing insurance. Supplier and Supplier's subcontractors shall furnish prior to the start of work in connection with this Agreement, certificates or adequate proof of the foregoing insurance including, if specifically requested by AT&T, copies of the endorsements and insurance policies. AT&T shall be notified in writing at least thirty (30) days prior to cancellation of or any change in this policy.

5.4 NETWORK OUTAGES. Supplier acknowledges that a Network Outage (defined as an FCC Reportable Incident, that is, an incident that causes the blocking of 30,000 or more calls and an outage duration of 30 minutes or more to AT&T's core network, excluding the isolated failure by the System to receive or deliver voice messages) will cause damage to Company in an amount impossible to ascertain. Supplier agrees to pay Company, as liquidated damages and not as a penalty, ******************* of the total amount of the invoice to Company during the term of this

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Agreement and no less than **********************************  per occurrence in the event of a Network Outage caused in substantial part by Supplier in connection with Deliverables, whether or not by breach of warranty and whether before, during or after any Warranty Period. With respect to a Network Outage caused in substantial part by Supplier in connection with Deliverables, Supplier's total liability for damages for Network Outages, including the liquidated damages described herein shall be as set forth in this section, not to exceed the amount of ***** *************************************** for any
calendar year. If Company intends to pursue liquidated damages then Company agrees to notify Supplier within one (1) year of such Network Outage. At Company's option, Company may take all or part of the payment as a credit against any invoice due or to become due to Supplier.

5.5 LATE DELIVERY. Supplier acknowledges that its failure to deliver fully conforming Product and/or Software within the time specified in an Order, Supplemental Agreement or TCL, and which causes a delay in the schedule, will cause serious damage to Company and on account of the great difficulty if not impossibility of ascertaining and proving the amount of such damage, Supplier agrees to pay to Company, as liquidated damages sustained by Company resulting from such delay, and not as a penalty, the sum as specified in the table below:


            Week Delay (per full week)            Percent of Net Price
            --------------------------            --------------------
                 **********                          **********
                 **********                          **********
                 **********                          **********
                 **********                          **********
                 **********                          **********


The total percentage for liquidated damages for each occurrence of late delivery shall not exceed **** of net price.

If the delay in schedule is corrected, and the project meets its next major milestone, and Company has not incurred any extraordinary or additional expense, then Supplier will not be liable for any liquidated damages for the occurrence of late delivery. If Company intends to pursue liquidated damages then Company agrees to notify Supplier within two (2) years of the delay in schedule.

It is further agreed that such sums, without further proof of same, shall be deemed to represent damages actually sustained by Company by reason of such delay. Company and Supplier agree to use their best efforts to remain on schedule.

5.6 SERVICE AVAILABILITY. If during the previous contiguous 12 month period, Deliverables provided by Supplier pursuant to this Agreement fail to meet the service availability requirements ( usually an average of such twelve (12) month period ) as specified in the appropriate Company's Specification document , then this will cause damage to Company an amount impossible to ascertain. Supplier agrees to pay Company, as liquidated damages and

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not as a penalty, the sum of ******************************* per occurrence of failure to meet service availability requirements caused solely by Supplier in connection with Deliverables, whether or not by breach of warranty and whether before or during any Warranty Period or during the period of time that Company has a service agreement with Supplier covering the applicable Deliverables. Following each occurrence when this clause is exercised, the next 12 month period shall be counted going forward and not counting the months looking back following the month in which this clause is exercised. At Company's option, Company may take all or part of the payment as a credit against any invoice due or to become due to Supplier.

Company shall have the right to offset amounts owed to it as liquidated damages under this clause against any amounts owed to Supplier under this Agreement, or any Orders, Supplemental Agreements or TCLs placed pursuant to this Agreement, or under any other agreement.

In addition to the payment of liquidated damages for ordered Product, Supplier's failure to deliver conforming Product within the time specified in this Agreement or such Order, Supplemental Agreement or TCL shall give Company the right at any time to cancel this General Agreement, any Orders, Supplemental Agreements or TCLs placed pursuant to this Agreement, in whole or in part, and to place no future Orders, Supplemental Agreements or TCLs under this Agreement. If Company elects to cancel an Order, Supplemental Agreement or TCLs on which liquidated damages for late delivery are still accruing, such accrual shall cease on the effective date of the cancellation.

Liquidated damages concerning the service availability requirements are not intended to be cumulative with other damages, Company may choose to recover actual damages or liquidated damages. If Company intends to pursue liquidated damages then Company agrees to notify Supplier within one (1) year after Supplier's failure to meet service availability requirements.

These provisions concerning late delivery of conforming material are intended to be and shall be cumulative and in addition to every other remedy now or hereafter possessed by Company, including but not limited to its rights to recover damages under the WARRANTY clause in this Agreement.

5.7   LIMITATION ON DAMAGES.

A.) Supplier and Company agree that either party's liability for damages arising out of any breach of this Agreement shall not exceed
************************** in any one contract year. The limitation on liability set in the preceding sentence does not apply to either party's obligations under Clause 4.3 INFRINGEMENT or Supplier's obligations under Clause
10.4 COMPLIANCE WITH LAW.

B.) Supplier and Company agree that either party's total liability for damages for breach of Clause 4.3 INFRINGEMENT and 10.4 COMPLIANCE WITH LAW shall not exceed ************ *************** in the aggregate, over the original term of this Agreement.

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                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

C.) Either party's total liability pursuant to paragraphs A.) and B.) above this clause shall not exceed *************************** in any contract year.

ARTICLE 6 -- PURCHASE OF PRODUCT

6.1 PRODUCT ACCEPTANCE. For the purposes of these provisions, the Product Acceptance test period shall conclude thirty (30) days from Supplier's written notice of installation completion, if Supplier provides installation service. If Supplier does not provide installation services the Product Acceptance test period shall conclude thirty (30) days from Supplier's delivery of the Product.

6.2  DOCUMENTATION.   Supplier will make available the documentation applicable
to Deliverables furnished hereunder in an on-line readable format accessible from all Company's field sites, and the ITN, and will reissue said documentation as appropriate to reflect subsequent and continuing technology releases. On-line documentation will be updated within fifteen (15) calendar days of delivery of releases and fixes which affect the documentation. Supplier agrees to grant and hereby grants to Company a license to use and copy the documentation and the future updates to such documentation described in this paragraph. Acceptance by Company of a license to the copyright(s) of a particular document is not an admission or a concession by Company that Supplier owns the copyright(s) to that document or that Company does not own the copyright(s) to that document.

For Product and Software procured by Supplier from a vendor, Supplier shall acquire the necessary rights to any vendor's standard documentation to fulfill Supplier's obligation under this Agreement to allow Company's personnel to use such vendor's documentation at all Company field sites. Supplier will provide Company additional copies of vendor documentation upon Company's request at Supplier's pass through price. Supplier warrants that it has the rights to permit Company to use vendor's standard documentation provided by Supplier to Company.

Supplier shall, with each shipment by Supplier to Company, include all manuals covering the installation, operation and maintenance of the Product and Software shipped. All documentation and any subsequent changes or updates shall reference Supplier's serialized numbers, issue numbers and date of issue.

Supplier agrees to maintain a mailing list of Company's recipients of such documentation without charge.

6.3 ENVIRONMENTAL/RELIABILITY TESTING. The Components shall meet the requirements specified by *****************************************************
****************************************************.

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If the Product as a whole fails to meet the requirements specified by
****************************, then Company shall notify Supplier and Supplier shall use its best efforts to correct such failure. The results of applicable tests shall be made available to the Company Technical Representative for evaluation to confirm their compliance with the agreed requirements.

-     ******************************
-     ******************************
-     ******************************
-     ******************************
-     ******************************
      ******************************
      ******************************
      ******************************
-     ******************************
-     ******************************

Product shall be subjected to Supplier's production qualification tests. Supplier agrees to provide all test results to Company. These tests shall be more comprehensive than the normal production tests and shall include checks of the functions, protocols and interfaces. In addition, Supplier shall perform periodic product qualification tests based on statistical analysis of the parametric data associated with critical parameters taken during production and failure analysis process. Timing and content of periodic product qualification
(PPQ) will be based on evaluations performed by Supplier's manufacturing engineering of:


-     ******************************
-     ******************************
-     ******************************
-     ******************************

The product qualification tests shall also be performed upon the implementation of any major design changes requested by Company.

It is the responsibility of Supplier to demonstrate during the term of this Agreement that the actual reliability of the delivered Product and Software equals or exceeds the reliability predictions. Supplier shall conduct studies to measure the replacement/failure of supplied Product and Software under actual operating conditions or simulated operating conditions in a controlled laboratory environment. These studies may be (a) factory based (where returns are compared with shipment figures), (b) conducted at an operational site with a sufficient population of Product and Software in service to provide reasonable confidence in observed replacement estimates, (c) an ongoing factory based (controlled) reliability test of a sufficient sample of Product and Software to provide a timely assessment of Product and Software reliability; or (d) all of the above. At Company's request, the results and the analysis of the collected data shall be provided by Supplier to Company.

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                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

6.4 FCC REGISTRATION. When Components are subject to ********************** *********************************************************, Supplier warrants that such Product furnished hereunder are registered under and comply with
********************************************************************************
*****************. If the Product, as a whole, is subject to and fails to meet the requirements of ***********************************************************
*************************************************************, then Company shall notify Supplier and Supplier shall use its best efforts to correct such failure.

6.5 FLOOR PLAN DATA SHEETS. Supplier shall, without additional charge and within thirty (30) days prior to shipment of an order by Supplier, deliver to AT&T's Order Management Representative, a completed Floor Plan Data (FPD) Sheet for Products sold hereunder. Such FPD sheets shall be prepared in accordance with the requirements of *******************************************************
********************************************************************************
*************.

6.6 FUTURE IMPROVEMENTS AND BENEFITS. As Supplier announces Enhancements, Supplier shall advise Company of their features and advantages. Notwithstanding Clause 1.1 STATEMENT OF PURCHASES, as to both the Deliverables and Enhancements, Supplier has assured Company under Clause 3.4, TERMS NO LESS FAVORABLE, that the overall price granted to Company is at least as favorable as those now granted by Supplier to any of its similarly situated commercial customers for like quantities. If, during the term of this Agreement, Supplier should grant lower prices for like quantities to any similarly situated commercial customers, then Supplier shall offer the same prices to Company, including all special requirements imposed on and agreed to by the customer, with no impact on the terms and conditions contained in this Agreement unless specifically noted by Supplier and agreed to by Company in writing. Supplier shall not be obligated to grant Company a lower price if such lower price would be unlawful under any applicable state or federal law. If Company becomes aware of more favorable terms, warranties and benefits offered by Supplier to any similarly situated commercial customer, Supplier shall, upon notification by Company and verification by Supplier, offer the same terms, warranties and benefits to Company for the remainder of the Agreement.

6.7 ASSURANCE OF SUPPLY. Supplier must provide written notification to Company eighteen (18) months in advance of Supplier's intended date to discontinued availability (DA) the Product purchased by Company or to substitute or replace such Product if form, fit or function is affected. If Supplier's vendor terminates production of a Component of the Product, Supplier will use reasonable efforts to secure sources for such Components; provided however, that Supplier reserves the right to provide a shorter notice in the event Supplier's vendor of a critical Component terminates production of such items and no other sources for such items can be secured. Within six (6) months of notification of DA, Company will provide written notification to Supplier that it concurs with Supplier's decision or that it intends to negotiate the terms, conditions and prices under which availability shall be extended, provided that such Components are available to Supplier. Unless otherwise agreed to, the framework for that

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agreement is that Supplier will be entitled to recover its costs of providing continued availability, plus a reasonable profit.

6.8 INSIGNIA. Upon Company's written request, certain of Company's trademarks, trade names, insignia, symbols, decorative designs, or evidences of Company's inspection (hereafter "Insignia"), will be affixed by Supplier to the Deliverables furnished hereunder. Such Insignia will not be affixed, used or otherwise displayed on the Deliverables or in connection therewith without Company's written approval. The manner in which such Insignia will be affixed must be approved in writing by Company. Deliverables rejected or not purchased by Company which utilized such Insignia shall have all such Insignia removed prior to any sale, use or disposition thereof. Supplier agrees to indemnify and hold Company harmless from any claim, loss or damage arising out of Supplier's failure to do so.

6.9  MARKING.  All Product furnished hereunder shall be marked*****************
*******************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
************.

********************************************************************************
********************************************************************************
*********************************************.

6.10 RADIO FREQUENCY STANDARDS. The Components shall comply, to the extent applicable, with the requirements of ******************************************
********************************************************************************
********************************************************************************
**************. Should the Product during use generate harmful interference to radio communications, Supplier shall provide to Company information relating to methods of suppressing such interference. In the event such interference cannot reasonably be suppressed, Supplier shall, at the option of Company, accept return of the Product and refund to Company the price paid for the Product. Nothing herein shall be deemed to diminish or otherwise limit Supplier's other warranty obligations under this Agreement.

6.11 SUPPLIER TESTING. In addition to any other tests to be requested by Company as set forth in this Agreement, Supplier is responsible for the performance of standard factory production tests. Such tests shall be performed in accordance with Supplier's normal testing and quality control procedures for Deliverables of the type purchased hereunder in order to insure that the Deliverables provided hereunder meets all applicable specifications. At the request of Company, Supplier shall furnish a copy of its test plans and quality control procedures to Company prior to initiating any such testing and Company, at its expense, may witness any of the testing by giving prior notice to Supplier. Supplier also agrees to maintain detailed records of all such tests and to provide Company, if requested, with written results of these tests.

                                                            Contract No. GA0023D
                                                                    Page 34 of 1


In the event that the Deliverables fails to meet the applicable specifications and test requirements, Supplier shall make the necessary adjustments or repairs and repeat the applicable tests. If, in the opinion of Company, the failure rates experienced during these tests or Company's testing becomes unsatisfactory, all shipments of like Deliverables to Company shall be suspended unless otherwise authorized by Company.

If Supplier is unable or unwilling to correct, at Supplier's expense, any deficiencies found during testing provided hereunder within thirty (30) days of such discovery or such longer period as may be mutually agreed upon, Company, at its option, shall be relieved of all responsibilities under this Agreement except for payment, as specified in this Agreement, for any Deliverables that has been received by Company and has satisfactorily passed all applicable tests.

6.12  TRAINING.

PILOT TRAINING

Supplier will provide training material, of a pilot training course covering the operations, administration, maintenance and provisioning for the Product with each new Generic Release. At Company's request, Supplier will offer additional training which will be subject to content and pricing agreed to in a separate purchase order. Supplier agrees to update the training material to reflect subsequent and continuing technology releases. Training courses on new Non-Generic releases will be negotiated on a case by case basis.

Following the completion of the pilot training classes, Supplier agrees to modify training materials, training content and related documentation to incorporate corrections and improvements identified during the pilot training. Supplier additionally agrees to modify, prior to rollout training, the documentation related to training, to incorporate mutually agreed upon corrections and mutually agreed upon improvements identified during pilot training.

ROLLOUT TRAINING

After completion of pilot training sessions, training will be offered to Company personnel covering operations, administration, maintenance and provisioning for the Product.

6.13 SPARES. Supplier will provide technical documentation including system, units and circuit pack failure rates based upon field data and/or predictions required to determine and upgrade required spare kits. Supplier will provide recommended spares listings to Company.

ARTICLE 7 --  WARRANTY, MAINTENANCE AND SUPPORT SERVICES

7.1 WARRANTY. Supplier warrants that Deliverables furnished under this Agreement will be free from defects in design and will conform to the specifications for work performed under this Agreement. The Media conveying the Software will be free from defects in material and workmanship. The Software will be compatible with and may be used in conjunction with other Software as described in the specifications. If an Order, Supplemental Agreement or TCL

                                                            Contract No. GA0023D
                                                                   Page  35 of 1


states that the Software is to be used in conjunction with certain Product, the Software shall be compatible with that Product.

The Warranty Period for Software shall be 12 months from Software Acceptance by Company. For Products accepted in accordance with the Product Acceptance clause of this Agreement prior to Software Acceptance, the Warranty Period shall begin upon Product installation and continue until twelve (12) months from Software Acceptance provided Supplier installs the Product. If Supplier does not provide installation service, the Warranty Period shall begin upon delivery and continue until twelve (12) months after Software Acceptance. For Products accepted in accordance with the Product Acceptance clause of this Agreement after Software Acceptance, the Warranty Period shall be twelve (12) months from Product Acceptance, if Product is installed by Supplier, or twelve (12) months from date of shipment if Supplier does not install Product.

Supplier will provide a twelve (12) month warranty for each Software Release licensed or purchased by Company. Supplier will grant a continuous Software warranty provided that Company continues to license or purchase updated Software Releases and such updated Software Releases' Q1 date falls within the warranty period of the prior release.

Supplier agrees to add to the Warranty Period for the prior release the difference between the original Q4 date and the revised Q4 date for the new release under the following conditions:
(1) Supplier is primarily  responsible for a delay in Q4 and
(2) the Q4 delay causes the new Q1 date for the new release to fall outside the Warranty Period of the prior release.

Supplier further warrants that all Software developed by Supplier hereunder and delivered to Company will record, store, process and present calendar dates falling on or after January 1, 2000, in the same manner and with the same functionality, as such Software on or before December 31, 1999. Supplier's Representative will consult with Company's Representative as needed prior to acceptance to ensure that such Software will lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

Supplier also warrants to Company and its customers that any Services will be performed in a first class, workmanlike manner.

These warranties will survive inspection, acceptance and payment.

Where any Warranty Period under this Agreement is identified as commencing upon delivery, the specification of delivery to Company to start Warranty Periods is for purpose of convenience and does not constitute acceptance of any Product or Software by Company and does not affect Company's right to reject non-conforming Product or Software.

Supplier also warrants that there are no copy protection or similar mechanisms within the Software which will, either now or in the future, interfere with the grants made in this Agreement, Order, Supplemental Agreement or TCL.

                                                            Contract No. GA0023D
                                                                    Page 36 of 1



             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

As to Software for which Supplier does not solely own all intellectual property rights, Supplier warrants that it has full right, power and authority to license or assign the Software to Company and its customers as provided in this Agreement, Order, Supplemental Agreement or TCL.

Supplier further warrants that Company and its customers shall have quiet enjoyment of the Software.

If the Software, or any portion thereof, is or becomes unusable, totally, or in any respect during the applicable Warranty Period, or if the work fails to meet the warranties, Supplier will reperform the work, correct errors, defects and nonconformities and restore the Software to conforming condition free of significant errors at no cost to Company or its customers. Corrected Software shall be warranted as set forth in this clause.

Supplier further warrants that the Software does not contain any malicious code, program, or other internal component (e.g. computer virus, computer worm, computer time bomb or similar component), which could damage, destroy or alter Software, firmware, or hardware or which could, in any manner, reveal, damage, destroy or alter any data or other information accessed through or processed by the Software in any manner. Supplier shall immediately advise Company, in writing, upon reasonable suspicion or actual knowledge that the Software provided under this Agreement or an Order, Supplemental Agreement or TCL may result in the harm described above. Supplier shall indemnify and hold Company and its customers harmless from any damage resulting from the harm described above.

7.2 SOFTWARE/PRODUCT SUPPORT SERVICES. Software/Product Support Services (following Acceptance into the ITN through the expiration of the Warranty Period), shall be available on a ***********************************.

The response time for each Severity Level of system problems is specified in Exhibit H "Severity Levels" for work performed under this Agreement attached hereto and made a part hereof.

7.3 WARRANTY AND MAINTENANCE SERVICES. Supplier shall provide Warranty and Maintenance Services ("Maintenance Services") at no charge during the applicable Warranty Period. Such services shall be performed to the complete satisfaction of Company, shall be performed in accordance with generally accepted industry standards and shall be in accordance with such requirements or restrictions as may be lawfully imposed by governmental authority. Ongoing technical support shall be available on a ****************************************************
*****************.

Supplier will keep on file with Company's Technical Representative and Company's Agreement Representative, a list of specified personnel with current work, fax and automated pager system numbers who will be available for immediate contact in emergency or service impairing situations.

                                                            Contract No. GA0023D
                                                                    Page 37 of 1

           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
              THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

7.4 REPAIR AND MAINTENANCE SERVICES WARRANTY. Supplier warrants to Company and its customers that replacement and repair parts and components furnished under this Agreement, Order, Supplemental Agreement or TCL shall be free from defects in design, material and workmanship and shall conform to and perform in accordance with the requirements and specifications of each Order, Supplemental Agreement or TCL and shall function properly. The foregoing warranties for a repaired part or component shall be for a period of the longer of one (1) year from the date of delivery of the part or component to Company or the remaining part of the warranty period of the part or component that was submitted for repair. The foregoing warranties shall be for a period of one (1) year from the date of delivery of the part or component in the case of new parts or components. Supplier further warrants to Company that the Services shall be performed in a first class, workmanlike manner. In addition, if the parts or components bear one or more manufacturers' warranties, Supplier hereby assigns such warranties to Company. All warranties shall survive inspection, acceptance and payment.

7.5 REPAIR UNDER WARRANTY. Defective or nonconforming Deliverables under warranty will, at Company's option, either be returned to Supplier for repair or replacement, or be repaired or replaced by Supplier on-site at Supplier's expense. Unless otherwise agreed upon by Supplier and Company, Supplier shall complete repairs and ship the repaired Deliverables within ************* of receipt of defective or nonconforming Deliverables, or at the option of Company, ship replacement Deliverables within ****************** after verbal notification is given to Supplier by Company. Supplier shall bear the cost of transportation charges for all shipments of Deliverables for repair or replacement under warranty.

If Deliverables returned to Supplier are determined to be beyond repair, Supplier shall so notify Company, and unless otherwise agreed to by Supplier and Company, ship replacement Deliverables without charge within ****************** of such notification.

7.6 REPAIR NOT UNDER WARRANTY. In addition to repair and replacement of Deliverables under warranty, Supplier agrees to provide repair service on all Deliverables ordered hereunder for a period of **************** after the last installation and acceptance, where applicable, of the Deliverables ordered under this Agreement by Company. Deliverables to be repaired which are not under warranty will be returned to a location designated by Supplier, and unless otherwise agreed upon by Supplier and Company, Supplier shall ship the repaired Deliverables within *************************** of receipt of the Deliverables by Supplier. With the concurrence and scheduling of Company, repairs may be made by Supplier on-site.

If Deliverables are returned to Supplier for repair as provided for in this clause, and are determined by Supplier to be beyond repair, or repair costs are expected to exceed (50%) fifty percent of the cost of a replacement, Supplier shall so notify Company prior to proceeding with the repair. If requested by Company, Supplier will sell to Company a replacement at the current Agreement price or, if no such Agreement price exists, at a price agreed upon by Supplier and Company. Further, if requested by Company, Supplier shall take the necessary steps to dispose of the unrepairable Deliverables, consistent with sound commercial practices, and pay to Company the salvage value, if any.

                                                            Contract No. GA0023D
                                                                    Page 38 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

This Agreement does not grant Supplier an exclusive privilege to repair any or all of the Deliverables purchased hereunder for which Company may require repair. Supplier also agrees to support Company in obtaining out-of-warranty repairs by assuring the availability of the necessary technical documentation, spare parts and training at charges to be agreed upon by Company and Supplier. Company shall bear the cost of transportation charges for all shipments of Deliverables for repair or replacement not under warranty.

7.7 REPAIR PROCEDURES. Company may contact Supplier's repair representative with any questions that may arise concerning repair, and if required, specify any special packaging of Deliverables which might be necessary to provide adequate in-transit protection from transportation damage.

Company shall furnish the following information with Deliverables returned to Supplier for repair: (a) return material authorization (RMA) number, (b) Company's name and complete address; (c) name(s) and telephone number(s) of Company's employee(s) to contact in case of questions about the Deliverables to be repaired; (d) ship-to address for return of repaired Deliverables if different than (b); (e) a complete list of Deliverables returned; (f) the nature of the defect or failure, if known; and (g) whether or not returned Deliverables are under warranty.

Deliverables repaired by Supplier shall have the repair completion date stenciled or otherwise identified in a permanent manner at a readily visible location on the Deliverables and the repaired Deliverables shall be returned with a tag or other papers describing the repairs which have been made.

All invoices originated by Supplier for repair services must be clearly identified as such, and must contain in addition to the itemized listing of parts and labor charges and information required by other provisions of this Agreement, (a) part number, (b) description of repair service performed, (c) date part received by Supplier, (d) Order quantity, (e) completion date for repair, (f) actual ship date, (g) actual ship quantity, and (h) junked quantity.

7.8 REPAIR AND REPLACEMENT PARTS/SERVICES - EMERGENCY SERVICE AND DISASTER RECOVERY. In addition to the warranty and out-of-warranty Deliverables repair and replacement provisions of this Agreement, Supplier agrees to provide emergency repair and replacement service for a period of **************** after the last installation and acceptance of the Deliverables ordered under this Agreement by Company. Whenever an emergency out-of-service condition is caused by Deliverables furnished hereunder, Supplier shall use best efforts to ship replacement Deliverables within *********************** of notification by Company of such emergency.

In order to schedule shipment of replacement Deliverables, Company may call Supplier's Repair Representative. This service will be available *************
*******************************.

                                                            Contract No. GA0023D
                                                                    Page 39 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

Company shall assign a Severity Level which is based on the potential impact on the performance or reliability of the system and the required resolution time frame. The Severity Levels shall be defined in Exhibit H, "Severity Levels" attached hereto and made a part hereof.

7.9 REPAIR AND REPLACEMENT PARTS/SERVICES - CONTINUING AVAILABILITY. Supplier agrees to offer parts for maintenance, replacement, and repair of Product for sale to Company, for a period of **************** after the last installation and acceptance of the Product ordered under this Agreement by Company, which parts will be compatible with and functionally equivalent to those provided under this Agreement. Prices or charges will be in accordance with this Agreement, the respective Order, Supplemental Agreement, TCL or its exhibits, and in all events all prices and charges must be reasonable and are subject to Clause 3.4 TERMS NO LESS FAVORABLE.

In the event Supplier fails to supply such parts or Supplier is unable to obtain another source of supply for Company, then such inability shall be considered noncompliance with this clause and, in addition to whatever other rights and remedies Company may have at law or in equity, Company may require Supplier, without obligation or charge to Company, to provide Company with the technical information and any other rights required so that Company can manufacture, have manufactured or obtain such parts from other sources.

The technical information shall include, for example, (a) manufacturing drawings and specifications of raw materials and components comprising such parts, (b) manufacturing drawings and specifications covering special tooling and the operation thereof, (c) a detailed list of all commercially available parts and components purchased by Supplier on the open market disclosing the part number, name and location of the supplier and price lists for the purchase thereof, and
(d) one complete copy of the then related current source code and associated licenses, if such source code is licensed by Supplier to Company, used in the preparation of any software licensed or otherwise acquired by Company from Supplier hereunder, to the extent necessary for Company to meet its business operations.

7.10 SUPPORT OF SELF AND THIRD PARTY MAINTENANCE. Supplier agrees to provide Company or its third party contractors the materials and services upon the terms and conditions of this Agreement and upon such further terms and conditions as may be mutually agreed upon to support Company's self-maintenance or third party maintenance of the Deliverables and Software furnished hereunder. Supplier agrees to negotiate in good faith and agrees not to impose unrealistic or excessive conditions upon Company in an attempt to preclude Company's self maintenance or its desire to have third party maintenance performed.

                                                            Contract No. GA0023D
                                                                    Page 40 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

7.11 Technical Support. Supplier agrees to offer ongoing technical support, including field service and assistance, to Company, for a period of ************** after the installation and acceptance of the Product and Software by Company. There shall be no charge during the applicable warranty periods; charges after such Warranty Periods shall be as set forth in each Order, Supplemental Agreement or TCL, or if not specified therein, then at prices to be mutually agreed upon, subject in all cases to the Clause 3.4- TERMS NO LESS FAVORABLE. The availability or performance of this technical support service, however, shall not be construed as altering or affecting any of Supplier's other obligations set forth in this Agreement.

Ongoing technical support which does not include dispatch or field service shall be available to Company by telephone from Supplier at no charge; this telephone service at no charge is not intended to be used in excess but is to provide availability of Supplier subject matter expertise to Company by telephone for advice and consultation.

7.12 DISPOSITION OF RECURRING NO-TROUBLE-FOUND RETURNS. The same Deliverables element/component shall not be returned by Supplier to Company with the notation no-trouble-found (NTF) on more than one (1) occasion. On the second occasion that the same Deliverables element/component has been classified by Supplier as NTF, the Deliverables element/component shall be scrapped by Supplier and Supplier shall ship a new rather than reconditioned replacement to Company for the scrapped Deliverables element/component at no charge for that Deliverables under warranty. For out of warranty Deliverables, Supplier shall invoice Company for the new Deliverables element/component at Supplier's cost for the Deliverables element/component.

7.13 FAILURE MODE ANALYSIS OF FAILED COMPONENTS. Supplier shall perform Failure Mode Analysis on components with a persistent history of failure and NTF components to determine the specific cause of the component failure. The results of this analysis and planned corrective action shall be provided to Company within fourteen (14) calendar days of the completion of the analysis.

Root Cause Analysis:

Failure mode and root cause analyses - Supplier or one of its subcontractors shall analyze all failures, uncovered during testing, or while the network element is operating in the field, to a sufficient depth so as to determine to the satisfaction of Company, which Company shall acknowledge in writing, Supplier or its subcontractor has determined:

-     the precise failure mode
-     root cause of the failure, and
- one or more potential corrective actions, including the time and cost to implement each.

                                                            Contract No. GA0023D
                                                                    Page 41 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

Supplier shall implement those corrective actions which Company shall deem to be necessary. Company shall use best efforts to suggest reasonable corrective actions. Supplier or subcontractor shall complete all failure analyses on a unit, including root cause analysis and recommended corrective actions, within 30 days after receiving the unit. If Supplier or its subcontractor requires additional time to complete the analyses, the rationale for the extension shall be presented to Company in writing.

Supplier shall notify Company with a detailed description in writing if the actual failure rate of a circuit pack type exceeds the expected failure rate for that circuit pack type.

ARTICLE 8 -- SOFTWARE

8.1 STANDARD OF PERFORMANCE AND ACCEPTANCE OF SOFTWARE. The intent of this clause is to establish Company's standard of performance which must be met before the Software is accepted by Company.

Company's Software Acceptance criteria will be contained in the mutually agreed upon Quality Plan. Software Acceptance only occurs when the exit criteria for Q2, as defined in the Quality Plan, has been met. If, according to Company's determination, Supplier fails to meet the exit criteria for Q2, Company will notify Supplier within thirty (30) days. If the exit criteria for Q2 is met and thereby acceptance by Company occurs, Suppler will be notified within thirty
(30) days.  Company shall have the right to accept portions of the Software.

If Software is rejected by Company, Supplier shall use its best efforts to correct each error leading to the rejection in accordance with the Quality Plan. If the corrected Software passes the acceptance tests, Supplier shall incorporate the correction(s) in the Software according to Company's requirements.

For Software that has not been accepted by Company in accordance with the criteria specified in the Quality Plan within **************************** after the scheduled delivery date, Company shall have the right, at its option:
      (i) to retain the Software at an equitable adjustment in the license fees as may be agreed to by the parties, in which case the Software shall be deemed accepted;
      (ii) to afford Supplier one (1) or more correction extensions for a period or periods to be specified by Company without prejudice to Company's rights to thereafter exercise its option under either section (i) or (iii) of this paragraph without further notice to Supplier, if the errors have not been corrected; or
      (iii) to be entitled to a prompt and full refund of all monies previously paid under the Order, Supplemental Agreement or TCL.
If option (iii) is exercised, Company shall have no further obligation to Supplier under the Order, Supplemental Agreement or TCL for the Software and may elect to terminate the such at any time by written notice to Supplier.

                                                            Contract No. GA0023D
                                                                    Page 42 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

In addition, if Company has not accepted that Software as set forth above in the previous paragraph, then Company may also return

             (i) any Supplier provided Product that cannot be applied to another use by Company purchased for the specific Software Release, in the form in which it may have been assembled, and
                 (ii) any associated Software that it is mutually agreed cannot be applied to another use by Company, to Supplier for, at Company's option, either refund or credit to Company against future purchases.

Included in such credit or refund will be any fees paid for such Software and/or Product together with any associated taxes, shipping, installation and other expenses paid by Company to Supplier in connection with such Software and/or Product.

8.2 CANCELLATION. In the event that Company de-commits a Feature, Company shall pay to Supplier cancellation fees calculated as follows:

(a)*****************************************************************************
   *****************************************************************************
   *****************************************************************************
   *****************************************************************************
   *****************************************************************************
   *****************************************************************************
   *****************************************************************************

(b)*****************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
********************************************************************************
*******************************************************************************:

             (i)  **************************************************************
      **************************************************************************
      **************************************************************************
      ***********************************************************************.

             (ii) **************************************************************
      **************************************************************************
      **************************************************************************
      ***********************************************************************.


      ******************************
      ******************************
      ******************************

                                                            Contract No. GA0023D
                                                                    Page 43 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

             (iii) *************************************************************
      **************************************************************************
      **************************************************************************
      ***********************************************************************.

8.3 MEDIA. Upon delivery to Company, all Media shall become the property of Company except that fixed in Product, title to which shall pass to Company upon acceptance of the Product.

8.4 LICENSE FEE. Fees for the license of the Software and the maintenance of the Software are listed in Exhibit A "Pricing and Payment Schedule for the ******* Service". Once a year only, Supplier may change the fees for recurring charges if (1) such change is part of a change to Supplier's published price list, and (2) if ninety (90) days prior written notice is given to Company. Any provisions included in Supplier's published price list other than those relating to price and description of items to which prices apply shall be deemed deleted. Fee(s) changes shall not become effective until Supplier receives Company's written consent to the specific fee(s) changes (or until ninety (90) days from Supplier's notice with no reply from Company). Supplier agrees that any increase in fees will be no more than ***************** of the fees in effect at the time of the written notice of such change.

8.5 CENTRALIZED MAINTENANCE. Company may specify in an Order, Supplemental Agreement or TCL that, for centralized maintenance purposes, all Software changes, including Enhancements, provided by Supplier shall be provided only to the Company's centralized support organization. Supplier will, in that event, be responsive to maintenance requests which the Company's centralized support organization issues. This organization will be responsible for Software application, initial acceptance testing and distribution of the Software to all licensed sites.

Supplier grants Company the right to transmit the Software by means of data links from Company's centralized support organization to each licensed site.

Supplier grants to Company, at no additional fee, a license to Use a copy of the Software for centralized maintenance purposes only. Supplier shall provide this maintenance copy of the Software in response to an Order, Supplemental Agreement or TCL requesting same. The maintenance copy provided to Company's centralized support organization will be used only to perform systems or application support functions for Company's application programmers, except as provided hereinafter. If the maintenance copy of the Software provided pursuant to this clause or a copy thereof is later incorporated by Company's centralized support organization into a Company system or application support Software, Company shall notify Supplier and shall pay Supplier the current applicable rate paid by Company for use of the Software.

8.6 ENHANCEMENTS AND MAINTENANCE. Supplier shall promptly furnish to Company during the duration of the Order, Supplemental Agreement or TCL at an agreed upon charge, if any, all Software Enhancements, made available by Supplier to any of its customers and shall promptly

                                                            Contract No. GA0023D
                                                                    Page 44 of 1



provide to Company any revisions to the basic Software items defined in the Software and Programming Aids clause to reflect the Enhancements.

All Enhancements shall be considered Software subject to the provisions of this Agreement, any Order, Supplemental Agreement or TCL. Company may incorporate the Enhancements into the Software or continue using previous versions of the Software, at Company's option. Company may, at any time and at its discretion, discontinue maintenance of the Software. Supplier shall not charge Company for Enhancements or any other maintenance during the warranty period

8.7 INTELLECTUAL PROPERTY RIGHTS. Subject to provisions in Clauses 4.5 and 4.6, title to the Software and to intellectual property rights therein shall remain in Supplier or Supplier's licensor, as applicable. Company shall have the right to make a reasonable number of copies of the Software for use as authorized in the Order, Supplemental Agreement, TCL or elsewhere in this Agreement. Company however, shall not knowingly reproduce copies of the Software for the purpose of supplying it to others except individuals authorized herein.

8.8 MODIFICATIONS. Company may make Modifications to the Software if Company has obtained appropriate licenses or rights. Company shall have all right, title and interest to any Modifications and resulting derivative works and the intellectual property rights in such Modifications or works. Moreover, nothing contained in this Agreement, or any Order, Supplemental Agreement or TCL shall limit Company's right to reproduce and use the modified Software in as many copies as Company, in its sole discretion, deems appropriate. However, any portion or aspect of the modified Software which is licensed from Supplier under this Agreement or any Order, Supplemental Agreement or TCL shall continue to be subject to all the provisions of this Agreement and any Order, Supplemental Agreement or TCL and nothing contained herein grants to Company any rights to Use the Software other than as recited in this Agreement or any Order, Supplemental Agreement or TCL.

8.9 REDESIGNATION OR TRANSFER OF DESIGNATED SITE OR COMPUTER. If Company specifies that Company's use of the Software is limited to a designated site or a designated computer, the provisions of this clause shall apply. For purposes of this clause, site shall include computer, as applicable to the Order, Supplemental Agreement or TCL. A redesignation shall refer to a change of site and shall include the movement of Software to upgraded Product. A transfer shall refer to a temporary change of site of the Software.

Without an additional charge or fee or any requirement for any additional license, Company may:

      (A) Redesignate the site at which the Software will be used and shall notify Supplier of the new site and the effective date of the redesignation; and

      (B) Concurrently operate the Software at another site for a period not to exceed three (3) months for the purpose of redesignating the assigned using site.

The license granted under the Order, Supplemental Agreement or TCL for a designated site may be transferred without notice to Supplier and at no additional charge or fee to Company:

                                                            Contract No. GA0023D
                                                                    Page 45 of 1


(a) to a backup site if the computer at the designated site is inoperative due to malfunction, due to performance of preventive or remedial maintenance, due to engineering changes or due to changes in features or model, until the computer is restored to operative status and processing of the data already entered in the computer at the backup site has been completed or (b) to one other site for assembly or compilation of the Software if the specifications of the computer at the designated site are such that the Software cannot be assembled or compiled on the computer.

8.10 REMOTE ACCESS. Company shall have the right, at no additional charge or fee, to have the Software used at any other location by means of remote electronic access.

8.11 RISK OF LOSS. If any Software fixed in Media is lost, damaged or made invalid during shipment, Supplier will promptly replace the Software and Media therefore at no additional charge to Company. If any Software is lost or damaged while in the possession of Company, Supplier will promptly replace the Software at the established charge for the associated Media unless such is provided by Company.

8.12 SOFTWARE AND PROGRAMMING AIDS. On the delivery date, Supplier shall furnish to Company, at no additional charge or fee, at least the following basic items:

      (A) Object program (the fully compiled or assembled series of instructions, written in machine language, ready to be loaded into the computer, that guides the operation of the computer) stored in a Medium compatible with the Product described in the Order, Supplemental Agreement or TCL;

      (B) Program implementation and user instructions and required procedures;

      (C) The Supplier's Specifications associated with Software, as well as the required machine configuration;

      (D) Sample data output, such as printouts or typical screen displays, and any other programs, routines, subroutines, utility or service programs, flow charts, logic diagrams and listings, descriptive Supplier Specifications and acceptance Supplier Specifications or related material Supplier may have which is necessary or useful for the full implementation and Use of the Software and which Supplier normally furnishes to users of the Software without additional charge or fee.

      (E) Source Program (the computer program expressed in a source language) if licensed by Supplier as part of the Software ordered hereunder.

8.13 SOURCE PROGRAMS AND TECHNICAL DOCUMENTATION. Supplier shall, at Company's request, enter into an Escrow Agreement to safeguard Supplier's Software Specifications and source code as long as Supplier has obligations to Company per this Agreement relevant to said Software. Both parties shall negotiate in good faith such Escrow Agreement to be agreed upon by March 15, 1998.

If the parties have not entered into an Escrow Agreement then the following clause shall apply:

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If Supplier, among other things, becomes insolvent, ceases to carry on business on a regular basis or fails to perform its obligations under the Order, Supplemental Agreement or TCL, and during a period of thirty (30) days thereafter Supplier (or some other financially and technically responsible successor in interest acceptable to Company which assumes in writing Supplier's obligations under the Order, Supplemental Agreement or TCL) does not continue to perform those obligations, then (a) Supplier, or others acting on behalf of Supplier, shall furnish to Company all Software source materials and (b) Supplier will be deemed to have granted to Company a perpetual non-exclusive royalty-free right to Use the Software and the Software Source Materials under the provisions of the Order, Supplemental Agreement or TCL. If Company's use of the Software source materials involves use or copying of copyrighted material or the practice of any invention covered by a patent, Supplier shall not assert the copyright or patent against Company.

8.14 TRAINING AND TECHNICAL SERVICE. Supplier shall provide, at no additional charge or fee: (a) assistance and advice, as may be reasonably requested by Company necessary to assist in the Use of the Software and (b) any training as it normally provides without charge to users of the Software.

8.15 SOFTWARE LICENSE. Subject to the provisions in Clauses 4.5, 4.6 and 4.8, Supplier agrees to grant and hereby grants to Company an exclusive license to:

      1) use the Software that is delivered by Supplier to Company for all Features designated as exclusive under Clause 4.8 EXCLUSIVITY DESIGNATION of this Agreement for Company's business operations and any other purpose and on the equipment set forth in the Order, Supplemental Agreement or TCL.

      2) copy the Software that is delivered by Supplier to Company for all Features designated as exclusive in Clause 4.8 EXCLUSIVIITY DESIGNATION of this Agreement, for Company's own business operations, not including expansions.

Notwithstanding the provisions of the exclusive license for the Software that is delivered by Supplier to Company, for all Features designated as exclusive in the Exclusivity Designation clause of this Agreement, Company may at its sole discretion give its written approval for Supplier to license to a third party some or all of the exclusive Features upon receiving a written request from Supplier. Under no circumstances shall Supplier license the exclusive Features to a third party without the written approval of Company for the agreed upon exclusivity time period outlined within this Agreement only.

Subject to the provisions in Clauses 4.5, 4.6 and 4.8, Supplier agrees to grant and hereby grants to Company a license to

      1) use the Software developed for all non-exclusive Features Company's business operations and any other purpose and on the equipment set forth in the Order, Supplemental Agreement or TCL.

      2) copy the Software developed for all non-exclusive Features for Company's own business operations, not including expansions.

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All Software (whether or not part of Firmware) furnished by Supplier, and all copies thereof made by Company, if allowed hereunder, including translations, compilations and partial copies thereof, are solely the property of Supplier. Company shall not sublicense such Software except to Ordering Companies. No additional fee shall be payable by Company to Supplier for sublicensing such Software to Ordering Companies.

Company shall not modify, decompile, or disassemble such Software furnished as object code for the purpose of generating corresponding source code, unless otherwise agreed in writing.

The foregoing license extends to any use of any program or software derived from the Software.

8.16  SOFTWARE WARRANTY.  Refer to Article 7, Clause 7.1 "WARRANTY"

ARTICLE 9 -- ENGINEERING & INSTALLATION SUPPORT


9.1 STATEMENT OF WORK. Subject to the terms and conditions of this Agreement, Supplier agrees to engineer, furnish and deliver material, and perform installation services (hereinafter collectively "Work") as may be specified on Orders, Supplemental Agreements or TCLs which may be placed by Company.
Supplier shall furnish and transport all the tools, supplies and labor necessary to perform all the Work

The Work shall be performed in accordance with Exhibit F, "General Conditions," attached hereto and made a part hereof, and any additional Specifications included in Orders, Supplemental Agreements or TCLs. It is understood that certain documentation referred to in Exhibit F "General Conditions", such as but not limited to, premise detail drawings, network equipment layout, attachment details, cable penetration locations, physical design or other premise specific requirements will be reflected in an Order, Supplemental Agreement or TCL and in the associated documents submitted to Supplier by Company. In the event of any conflict between the General Conditions, the Specifications, related documents and drawings, or an Order, Supplemental Agreement or TCL the true construction and meaning thereof shall be determined by Company's Technical Representative as identified on the Order, Supplemental Agreement or TCL and such determination shall be final.

The Work shall be performed with promptness and diligence and to the satisfaction of Company and shall be performed in accordance with such requirements or restrictions as may be lawfully imposed by governmental authority. Supplier shall complete such Work within the time allowed in this Agreement and shall meet all deadlines as specified in an Order, Supplemental Agreement or TCL.

TIME SHALL BE OF THE ESSENCE in the performance of this Agreement or any Order, Supplemental Agreement or TCL by Supplier. Whenever Supplier has knowledge that any actual or potential labor dispute or any other event may delay or threaten to delay the timely performance of any Order, Supplemental Agreement or TCL issued hereunder, Supplier shall immediately give notice thereof, including all relevant information with respect thereto, to Company's Representative as identified on the Order, Supplemental Agreement or TCL.

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                                                            Contract No. GA0023D
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Supplier agrees to use its best efforts to provide scheduling information, including any changes that occur due to revisions made by Company to the work plan or as the work progresses at a particular premise. Supplier acknowledges that schedule changes may occur from time to time and agrees to comply with reasonable schedule changes without additional compensation. Supplier shall use its best efforts to coordinate its work with Company and/or other suppliers on each project so as not to delay or damage anyone's performance, work or the overall project.

9.2 COMPANY STORED EQUIPMENT AND MATERIAL. All material and equipment which is owned by Company and is stored by Supplier will be marked conspicuously as AT&T's property, and safely stored by Supplier separately from any other material stocks, without charge to Company and shall be shipped out as ordered by Company. Supplier assumes responsibility for any loss or damage to such equipment and material while stored by Supplier or shipped to Supplier's subcontractors.

9.3 TITLE TO MATERIAL FURNISHED BY COMPANY. Title to material furnished by Company under this Agreement shall at all times be in Company. If Supplier orders material as an authorized ordering agent of Company, such material shall be considered material furnished by Company. In lieu of any common law or statutory lien which could be asserted by Supplier, which common law and statutory liens are hereby waived by Supplier, Company hereby grants to Supplier a security interest in material furnished by Company to secure the value of materials and labor furnished by Supplier. Supplier shall, within ten (10) days of receipt of Company's material, notify Company in writing of any claims for quantity variation or quality problems in the material furnished to Supplier. Supplier assumes responsibility for any loss or damage to such material and shall be liable for the full actual value of the material; provided, however, that with regard to loss or damage caused by risks insured against under Supplier's All Risk Property Insurance policy (including flood and earthquake coverage), Supplier shall have risk of loss or damage and be liable for the full actual value of the material up to a limit of $2,000,000 per occurrence with Company bearing such risk of loss or damage above $2,000,000.

Supplier shall store the same safely, indoors in protected areas approved by Company. In case of removal of all or any part of it from one building to another, Supplier's responsibility for loss or damage shall continue and Supplier shall give Company at least ten (10) days advance notice in writing of the removal, except when the removal is required during Supplier's manufacturing process.

Company may inspect and inventory the material furnished under this Agreement during Supplier's normal business hours. Supplier shall provide Company access to the premises wherein all such material is located. The obligations assumed by Supplier with respect to material furnished under this Agreement are for the protection of Company's property. Should Supplier fail to comply in any respect, in addition to any other right or remedy Company may have, at no cost to Company and upon ten days written notice to Supplier, AT&T or Company may terminate the applicable Agreement or any Order, Supplemental Agreement or TCL in whole or in part or withdraw all or any part of the material furnished or both. Supplier shall, at Company's option, return to Company, or hold for Company's disposition, any or all of such material, including any scrap produced as a by-product remaining in Supplier's possession at the completion of the Order, Supplemental Agreement or TCL upon termination of this Agreement, or the withdrawal of material furnished.

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             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

Supplier shall maintain and cause Supplier's subcontractors to maintain during the term of this Agreement and during the period of time Supplier or its subcontractors have the care, custody and control of material owned or furnished by Company an All Risk Property Insurance policy, as described in Clause 5.3 INSURANCE clause of this Agreement.

9.4 INSPECTION AND REJECTION OF WORK. At any time during the progress of the Work, or within ********* after final acceptance of the Work by Company, Company may condemn or reject any or all of the Work if, in its opinion, the same is not in accordance with the Orders, Supplemental Agreements or TCLs and any specifications and drawings included therein, or not in accordance with the warranty set forth in the SERVICE WARRANTY clause of this Agreement. Supplier, at Supplier's own expense, shall repair or replace any of the Work condemned or rejected within **************************** after receiving written notice from Company's Representative as identified on the Order, Supplemental Agreement or TCL of said condemnation or rejection if notice is given during the progress of the Work. If the notice is given at any time following completion of the Work, Supplier shall repair or replace any Work condemned or rejected within ****************** after receiving written notice; provided however, that if Company notifies Supplier that any Work condemned or rejected is of a critical nature, Supplier shall repair or replace the Work within **********************
after receiving written notice from Company's Representative.   If Supplier
fails to complete promptly the repair or replacement of the Work, Company may recover from Supplier the cost of making the same and the damage, if any, resulting therefrom; or Company may deduct the cost of making the same and the damage, if any resulting therefrom from any amount due or to become due under this Agreement. Nothing in this Article shall relieve Supplier from inspecting all of the Work under this Agreement. Company's rights are in addition to those stated in the SERVICE WARRANTY clause. The contract completion date shall not be extended because of any delay caused by Supplier's poor or defective workmanship or failure to supply materials which conform to the specifications.

9.5 SERVICE WARRANTY. Supplier warrants to Company and its customers that the Services will be performed with promptness and diligence and shall be executed in accordance with the highest workmanship standards in the particular trades involved and to Company's full and complete satisfaction. Supplier also warrants to Company and its customers that the Services rendered and all material furnished will be new, merchantable, free from defects in design, material and workmanship, and will conform to and perform in accordance with the General Conditions set forth in Exhibit F "General Conditions" attached hereto and made a part hereof and the related Order, Supplemental Agreement or TCL requirements for a period of three (3) years from date of acceptance by Company. In addition, if material furnished contains one or more manufacturer's or supplier's warranties, Supplier hereby assigns such warranties to Company and its customers. All services performed and material furnished shall be free from all claims, liens, and charges whatsoever, including, but not limited to, claims, liens, or charges in the nature of mechanics' liens or materialmen's liens, and Supplier shall indemnify and hold Company harmless from any such claims, liens, and charges. All warranties shall survive inspection, acceptance, and payment. Services or material not meeting the warranties, or any damage to other work or to Company's property caused by work or material not meeting the

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             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

warranties, will be, at Company's option, returned for refund, repaired, or re-performed by Supplier at no cost to Company or its customers with transportation costs and risk of loss and damage in transit borne by Supplier. Prior to final acceptance of the Work, Supplier shall deliver to Company copies of all guarantees and warranties on materials furnished by all manufacturers and suppliers to Supplier and all its subcontractors. Supplier shall bind said copies of the warranties together in single volume, grouped by trade and properly indexed.

9.6 REJECTION AND REPLACEMENT, OR REMOVAL OF WORK AND MATERIAL. Supplier shall, within *********************** after receiving a written order from Company's on site representative to that effect, proceed to remove from Company's premises, all defective or non-conforming materials whether worked or unworked and to take down all portions of the Work which are unsound or improper or which shall be determined by Company's on site representative to in any way fail to comply with the Specifications, and to promptly replace them with sound and proper material in a good and workmanlike manner to the satisfaction of Company's on site representative. Nothing in this Agreement shall be construed as relieving Supplier of Supplier's continuing duty to inspect the Work and detect and correct any such defective or non-conforming work or material.

9.7 TOOLS AND EQUIPMENT. Unless otherwise specifically provided in this Agreement, Supplier shall provide all labor, tools and equipment (the "tools") for performance of this Agreement or any Order, Supplemental Agreement or TCL. Should Supplier actually use any tools owned or rented by Company, Supplier acknowledges that Supplier accepts the tools "as is, where is," that Company has no responsibility for the condition or state of repair of the tools and that Supplier shall have risk of loss and damage to such tools. Supplier agrees not to remove the tools from Company's premises and to return the tools to Company upon completion of use, or at such earlier time as Company may request, in the same condition as when received by Supplier, reasonable wear and tear excepted.

9.8 BREAKAGE, DISAPPEARANCE, AND CONDITION. Supplier shall take whatever precautions Supplier deems necessary or desirable (which do not violate Company's plant rules or cause inconvenience or delay to Company) regarding tools, equipment, materials, and supplies whether or not owned by Supplier, which Supplier causes to be brought to Company's premises. Company shall have no responsibility for their care, safekeeping, or operating condition. Company shall not bear any cost associated with their breakage or disappearance.

9.9 CLAIMS AND LOSSES. Supplier assumes full responsibility for any damage or loss to Company's property that may be caused by or result from any tortious act or omission of Supplier or any person employed by or under contract with Supplier. In the event of such damage, Company may elect to have repairs made by Supplier, by Company personnel, or by other suppliers. In the event Company shall elect to have Supplier repair the damage, Supplier shall promptly do so, at its own expense and to Company's satisfaction. In the event Company shall elect to have the damage repaired by its own personnel or other suppliers, Supplier shall reimburse Company for the cost to it of such repairs.

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                                                            Contract No. GA0023D
                                                                    Page 51 of 1


9.10 REPORTING DEFECTS. If any of Supplier's Work depends, for its proper execution or results, upon the Work of any other supplier or suppliers, Supplier shall inspect and promptly report in writing to Company's On Site Representative as identified on the Order, Supplemental Agreement or TCL any defects in the work that render it unsuitable for the proper execution or results, and Supplier shall not proceed with that phase of the Work until so authorized by Company's Order Management Representative.

9.11 BUILDING PERMIT, LICENSES, NOTICE. Any necessary building permits will be obtained, filed and paid for by Supplier. All other necessary permits, licenses and certificates, municipal or otherwise, required in connection with the Work, will be obtained and paid for by Supplier who shall deliver copies of all such permits or certificates to Company. Supplier shall give all requisite notices relative to the Work to the proper authorities and have all necessary inspections made at a time so as not to delay the Work.

9.12 CONTROL OF WORK. Supplier shall have full control and direction over the mode and manner of doing the Work and of its personnel employed on or about the Work.

9.13 SERVICE RECORDS. Supplier shall maintain complete records including, but not limited to, all labor by trade and employee name and type of equipment by hours, material purchased, and work subcontracted to other parties in connection with all unit rate and cost plus fee work. Supplier shall also provide a one line diagram of work completed pursuant to the individual Work Orders. The records shall be maintained in accordance with recognized commercial accounting practices and in such a manner that they may be readily audited. The records, including all supporting documents, shall be available at all reasonable times for audit by Company both during the contract period and for three years following the date of final payment or until all disputes, if any, between Supplier and Company have been finally resolved, whichever is later. Supplier shall also maintain daily sheets, prepared in duplicate, showing all labor by trade and employee name and type of equipment employed and material received.

Supplier shall require all subcontractors performing other than fixed price work to maintain the same form and type of records as Supplier is required to maintain and to make the records available to Company for inspection and audit.

9.14 SUSPENSION OF WORK. Company may suspend all or any portion of the Work at any time. Where the period of such suspension is unreasonable and Supplier incurs additional expense thereby, a reasonable adjustment shall be made in the contract price and the time for completion of the Work, but no adjustment shall be made unless a claim therefor is submitted in writing to Company within 48 hours of the occurrence of the suspension.

9.15 CLEAN UP. Supplier at all times, and at its expense, shall keep Company's premises free from accumulation of waste materials or rubbish caused by Supplier's operations. Upon completion of the Work, Supplier shall, at its expense, remove promptly from the premise all of Supplier's implements, equipment, tools, machines, surplus and waste materials and debris. If Supplier fails to clean up as provided herein, Company may do so and charge the cost thereof to Supplier or deduct same from Company's payment to Supplier.

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             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

9.16 RELATIONSHIP. Supplier shall exercise full control and direction over the employees of Supplier performing the Work covered by this Agreement. Any changes in personnel that may be reasonably requested by Company through its authorized representative, whether relating to the number of employees assigned to the Work or the acceptability of particular employees, shall be made as soon as reasonably possible.

Neither Supplier nor its employees or agents shall be deemed to be Company employees or agents. It is understood that Supplier is an independent contractor for all purposes and at all times. Supplier is wholly responsible for withholding and payment of all federal, state and local income and other payroll taxes with respect to its employees, including contributions from them as required by law.

ARTICLE 10 - MISCELLANEOUS

10.1 PRODUCT EVOLUTION. Supplier will prepare an evolution plan for the purpose of *********************************************************************
********************************************************************************
********************************************************************************
************************. The evolution plan will address the scope of work, price/performance data, and estimated timeline to implement the ************.

Supplier will provide the completed evolution plan to AT&T for its review. Following approval by AT&T, Brite will *****************************************
********************************************************************************
***********************************.

10.2 ASSIGNMENT. Supplier shall not assign any right or interest under this Agreement, including monies due or to become due, or delegate or subcontract any work or other obligation to be performed or owed under this Agreement without the prior written consent of AT&T. Any attempted assignment or delegation in contravention of the above provisions shall be void and ineffective.

10.3 CAPTIONS. The captions in this Agreement are included for convenience only and shall not be construed to define or limit any of the provisions contained herein.

10.4 CHOICE OF LAW. The construction, interpretation and performance of this Agreement and all transactions under it shall be governed by the laws of the State of New Jersey excluding its choice of laws rules and excluding the Convention for the International Sale of Goods. The parties agree that the provisions of Article 2 "Sales" of the New Jersey Uniform Commercial Code apply to this Agreement and all transactions under it, including agreements and transactions relating to the furnishing of services, the lease, sale or rental of Deliverables or material, and the license of Software. Supplier agrees to submit to the jurisdiction of any court wherein an action is commenced against Company based on a claim for which Supplier has agreed to indemnify Company under this Agreement.

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                                                            Contract No. GA0023D
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10.5  COMPLIANCE WITH LAW.  Supplier shall comply, at its own expense, with the provisions of all applicable state and municipal requirements and with all state and federal laws and regulations applicable to the Deliverables and to Supplier, as an employer of labor or otherwise.

10.6 EXPORT CONTROL. Each party hereto ("Receiving Party") assures the other party hereto ("Furnishing Party") that it does not intend to and will not knowingly, without the prior written consent, if required, of the Office of Export Licensing of the United States Department of Commerce, P.O. Box 273, Washington, DC 20044, transmit directly or indirectly:

      (A) Any technical data (including software) originated in or communicated into the United States of America and furnished to Receiving Party by the Furnishing Party;

      (B) Any immediate product (including processes, materials, and service) produced directly by the use of such technical data furnished by the Furnishing Party; or

      (C) Any commodity produced by such immediate product if the immediate product of such technical data furnished by the Furnishing Party is a plant capable of producing a commodity or is a major component of such plant;

             to: (i) Iraq, the People's Republic of China or to any Group Q, S, W, Y or Z country specified in Supplement No. 1 to Part 770 of the Export Administration Regulations issued by the U.S. Department of Commerce; or (ii) any citizen or resident of any of the aforementioned countries.

10.7 FORCE MAJEURE. Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement any Order, Supplemental Agreement or TCL to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or act or omission of carriers or other similar causes beyond its control and without the fault or negligence of the delayed or nonperforming party or its subcontractors ("force majeure conditions"). Notwithstanding the foregoing, Supplier's liability for loss or damage to Company's Product, Software, or third party equipment under Clause 2.13 THIRD PARTY EQUIPMENT in Supplier's possession or control shall not be modified by this clause. If any force majeure condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, stating the nature of the force majeure condition and any action being taken to avoid or minimize its effect, and the party affected by the other's delay or inability to perform may elect to: (a) suspend this Agreement or the affected Order, Supplemental Agreement or TCL for the duration of the force majeure condition and (i) at its option, buy, sell, obtain or furnish elsewhere Work to be bought, sold, obtained or furnished under this Agreement any Order, Supplemental Agreement or TCL and
(ii) once the force majeure condition ceases, resume performance under this Agreement, any Order, Supplemental Agreement or TCL with an option in the affected party to extend the period of this Agreement or the affected Order, Supplemental Agreement or TCL up to the length of time the force majeure condition endured; and/or (b) when the delay or non-performance continues for a period of at least thirty (30) days, terminate, at no charge, this Agreement any Order, Supplemental Agreement or TCL or the part of it relating to Product or Software not already shipped or Services not already performed. Unless written notice is given

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                                                            Contract No. GA0023D
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within forty-five (45) days after the affected party is notified of the force majeure condition, (a) shall be deemed selected.

10.8 GOVERNMENT CONTRACT PROVISIONS. Any Order, Supplemental Agreement or TCL placed under this Agreement containing a notation that the material is intended for use under Government contracts shall be subject to the then current Government Provisions printed on the Order, Supplemental Agreement or TCL or in attachments thereto.

10.9  GOVERNMENT REQUIREMENTS.   Supplier agrees not to discriminate against any
employee or applicant for employment because of race, color, religion, sex, age, national origin or handicap, and shall during the performance of this Agreement comply with all applicable Executive Orders and Federal Regulations.

10.10 HARMONY. Supplier shall be responsible for the harmonious relations of its employees and agents with other contractors or consultants working for Company.

10.11 HAZARDOUS MATERIALS. Supplier hereby warrants that, except as may be otherwise expressly provided herein, all Product, Software and materials furnished by Supplier are safe for their normal use, are non toxic, present no abnormal hazards to persons or the environment, and may be disposed of as normal refuse without special precautions.

Supplier agrees to reimburse Company for any expense that AT&T may incur by reason of recall or prohibition against continued use or disposal of Product, Software or materials furnished by Supplier, whether such recall or prohibition against use or disposal is directed by Supplier or under compulsion of law.

10.12 IDENTIFICATION CREDENTIALS. Company may, at its discretion, require Supplier's employees to exhibit identification credentials, which Company may issue, in order to gain access to Company's premises for the performance of work under this Agreement. If, for any reason, any of Supplier's employees are no longer performing work in connection with this Agreement, Supplier shall immediately inform Company's Order Management Representative in the speediest manner possible. Notification shall be followed by the prompt delivery to Company's Order Management Representative of the identification credentials involved or a written statement of the reasons why the identification credentials cannot be returned. Supplier shall be liable for any damage or loss sustained by Company if such identification credentials are not returned to Company.

10.13 IMPLEADER. Supplier shall not implead or bring an action against Company or Company's customers or the employees of either based on any claim by any person for personal injury or death to an employee of Company or Company's customers occurring in the course or scope of employment and that arises out of material or services furnished under this Agreement.

10.14 ISO 9000. Supplier shall have the portion of Supplier's quality system that applies to work covered under this Agreement registered to the ISO 9001:
1994 standards guideline. Supplier shall use its best efforts to maintain ISO certification, during the term of this Agreement, and shall provide evidence of such certification to Company upon Company's

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                                                            Contract No. GA0023D
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request..  Such registration must be made by a third party registrar(s)
accredited in the United States. Supplier shall, prior to or upon execution of this Agreement, provide Company's Agreement Representative a copy of the appropriate certificate(s) of registration issued by such third party accredited registrar(s). Supplier shall also maintain such certificate(s) of registration through appropriate assessments by such third party accredited registrar(s) and provide to Company's Agreement Representative any applicable updated certificate(s) or notifications of failure to pass a surveillance or full registration audit. If Supplier fails, for any reason, to obtain or maintain or provide to Company such certificate(s) of registration as set forth above, AT&T shall have the right, and without any cost to or liability or obligation of AT&T, to terminate this Agreement and any or all outstanding Orders or TCLs placed under this Agreement.

10.15 LABOR RELATIONS. Supplier shall be responsible for its own labor relations with any trade or union represented among its employees and shall negotiate and be responsible for adjusting all disputes between itself and its employees or any union representing such employees. Supplier shall immediately notify Company if Supplier has knowledge of any actual or potential labor dispute which is delaying or could delay the timely performance under this Agreement or any Order, Supplemental Agreement or TCL. If any dispute, work stoppage or strike should occur, Supplier agrees to make all reasonable efforts and take all reasonable action necessary to immediately settle the matter.

10.16 NON-EXCLUSIVE RIGHTS. This Agreement does not grant Supplier an exclusive privilege to provide all the Deliverables and services which Company may require, and Company may contract with other suppliers for the procurement of the same or comparable Deliverables.

10.17 NO LIENS. All material shall be provided free from all claims, liens and charges whatsoever. Company reserves the right to require, before making payment, proof that all parties furnishing labor and material have been paid.

10.18 OTHER CONTRACTS; COOPERATION. Company reserves the right to solicit bids from, and to award contracts to, other suppliers for additional work in connection with work performed by Supplier under this Agreement. Supplier shall cooperate with all other suppliers, including, but not limited to, the reasonable opportunity for storage of material on the work site. Supplier shall schedule and proceed with his work so as to work around points of delay in its work or work of others.

10.19 PUBLICITY; ADVERTISING. Supplier agrees not to advertise, promote or publicize matters relating to the Deliverables furnished by Supplier under this Agreement or any Order, Supplemental Agreement or TCL or to mention or imply any relationship or connection with AT&T or Company in such advertising, promotions or publicity without the prior written consent of AT&T or Company, as the case may be.

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                                                                    Page 56 of 1

            CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
               THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

Supplier shall make no use of any identification of AT&T or Company in any advertising or promotional efforts. The term "identification" includes any tradename, trademark, service mark, insignia, symbol, or any simulation thereof, and any code, drawing, specification, or evidence of Company's inspection. Supplier agrees to remove any such identification prior to any sale, use or disposition of material or Product or Software rejected or not purchased by Company, and shall indemnify Company, AT&T and their associated companies against any claim arising out of Supplier's failure to do so.

10.20 QUALITY SYSTEM AUDIT. If requested, Supplier agrees to permit Company or its agent to conduct an initial and any subsequently required on-site quality system audit(s) (QSA) of Supplier's quality system at Company's expense. Such an audit shall assess the effectiveness and documentation of the various elements that comprise a functioning quality system which shall include, but not be limited to the following elements:

      GENERAL:
      1.     ******************************
      2.     ******************************
      3      ******************************
      4.     ******************************
      5.     ******************************
      6.     ******************************
      7.     ******************************
      8.     ******************************
      9.     ******************************
      10.    ******************************
      11.    ******************************
      12.    ******************************
      13.    ******************************
      14.    ******************************
      15.    ******************************
      16.    ******************************
      17.    ******************************

      SOFTWARE:
      18.    ******************************
      19.    ******************************
      20.    ******************************
      21.    ******************************
      22.    ******************************
      23.    ******************************
      24.    ******************************
      25.    ******************************
      26.    ******************************
      27.    ******************************

                                                            Contract No. GA0023D
                                                                    Page 57 of 1


             CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                THE COMMISION.  ASTERISKS DENOTE SUCH OMISSIONS.

      28.    ******************************
      29.    ******************************
      30.    ******************************

Supplier further agrees that any material deficiencies that could affect the quality or reliability of Product or Software in Deliverables, discovered in Supplier's quality system as a result of the audit(s), shall be remedied by Supplier at Supplier's expense. Company shall use its best efforts to suggest reasonable corrective actions. The necessary remedies shall have been completed to the satisfaction of Company prior to the initiation of production of Product or Software required by this Agreement unless otherwise agreed to in writing by Company.

10.21 INDEPENDENT CONTRACTOR. Neither Supplier nor its employees or agents shall be deemed to be AT&T's employees or agents. It is understood that Supplier is an independent contractor for all purposes and at all times.


10.22 RELEASES VOID. Neither party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to Supplier's and Company's respective premises and no such releases or waivers shall be pleaded by Supplier or Company or third persons under their control in any action or proceeding.

10.23 RIGHT TO ENTRY. Each party shall have the right to enter the premises of the other party during normal business hours with respect to the performance of this Agreement subject to all applicable plant rules and regulations, company security regulations and procedures and governmental security laws and regulations, if applicable.

10.24 SAFETY OF WORK. Supplier shall be responsible for the safety of the Deliverables. In discharging that responsibility, it shall comply with the requirements of the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local act or other requirement of law affecting safety and health.

10.25 SEVERABILITY. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the law of any state or of the United States of America, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions had never been contained herein.

10.26 SUPPLIER'S EMPLOYEES. For the purpose of this Agreement, the term Supplier Employee means anyone performing any Work or service under this Agreement by or on behalf of Supplier or rendering Services under this Agreement or furnished by Supplier under this Agreement, including (but not limited to) partners, employees, consultants, representatives, agents and subcontractors of Supplier and of any affiliate of Supplier or Supplier's parent company.
Supplier shall obtain an appropriate agreement with its employees, or others whose services Supplier may require, sufficient to enable it to comply with all provisions of this Agreement.

                                                            Contract No. GA0023D
                                                                    Page 58 of 1

It is agreed that all persons provided by Supplier to perform Services or other work are for all purposes employees of Supplier and not employees or agents of Company, and while Company personnel may function as team leaders or managers Company shall not exercise any direct control of supervision over Supplier Employees. Company's project manager(s) will be available for consultation.

Supplier shall be responsible for its own labor relations with any trade or union which represents its employees and shall be responsible for negotiating and adjusting all disputes. Supplier shall be the sole entity responsible for receiving complaints from Supplier Employees regarding their assignments and for notifying Supplier Employees of the termination or change of their assignments.

Supplier further agrees that any of Supplier Employees, who is or becomes a "leased employee" (as defined in Section 414 (n) of the Internal Revenue Code) of Company during the term of this Agreement, shall not be covered by, and shall be excluded from participation in, any employee benefit plan maintained by AT&T or its affiliated companies.

Supplier shall indemnify and save AT&T and Company harmless from and against any losses, damages, claims, demands, suits and liabilities that arise out of, or result from, any failure by Supplier to perform its obligations under this clause. Supplier shall also indemnify and save AT&T and Company harmless from any entitlement, assertion or claim, which any of Supplier's Employees might have or might make relative to rights or privileges in any AT&T or Company employee benefit plan and which arises, in whole or in part, out of Services rendered under this Agreement or work performed in connection with this Agreement.

10.27 SUPPLIER INTERFERENCE. Supplier shall perform all operations in a manner so as not to cause interference with other suppliers. If it becomes necessary during Supplier's course of operations to cause such interference, Supplier shall immediately notify Company's Order Management Representative in writing of the anticipated interference and shall not proceed further with that phase of the work without the prior written approval of Company's Order Management Representative.

10.28 SUPPLIER'S SUBCONTRACTS. Supplier may not subcontract with others to provide services or for the fulfillment of its obligations under this Agreement or any Order, Supplemental Agreement or TCL without AT&T's prior written consent. Supplier shall indemnify AT&T and Company against all loss, cost, expense, or liability incurred by AT&T or Company on account of any subcontractors. Any written consent to subcontract does not relieve Supplier of Supplier's responsibilities for performing this Agreement or any Order, Supplemental Agreement or TCL, and Supplier shall remain liable for compliance by the subcontractor with all appropriate provisions of this Agreement or any Order, Supplemental Agreement or TCL, such as, but not limited to clauses PUBLICITY/ADVERTISING, WARRANTY, CONFIDENTIAL INFORMATION, and INFRINGEMENT. In any event, all work or Services performed by subcontractors shall be deemed work or Services performed by Supplier.

10.29 UTILIZATION OF MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES. It is Company's policy that Minority and Women-Owned Business Enterprise (MWBEs) as defined in Exhibit G,

                                                            Contract No. GA0023D
                                                                    Page 59 of 1


"Definition of MWBEs", attached hereto and made a part hereof, shall have the maximum practicable opportunity to participate in the performance of contracts. Supplier agrees to use its good faith efforts to award subcontracts to carry out this policy in the award of subcontracts to the fullest extent consistent with the efficient performance of this Agreement. Supplier agrees to conduct a program which will enable MWBEs to be considered fairly as subcontractors and suppliers under this Agreement. Supplier shall submit to Company periodic reports of subcontracting with known MWBEs in the form of Exhibit G, "AT&T MWBE Second Tier Contracts Reporting Form", attached hereto and made a part hereof, in such a manner and at such a time (not more than quarterly) as Company's representative may prescribe. Such periodic reports shall state separately for Minority and Women-Owned Businesses the subcontracted work which is attributable to Company. In instances where direct correlation cannot be determined, such MWBE payments may be established by Supplier comparing Company's payments to Supplier, in that period, to total payments to Supplier from all of its customers, in that period, and them arriving at Company's apportionment of such MWBE payments. Supplier further agrees to insert, in any subcontract under this Agreement, provisions which conform substantially to this clause UTILIZATION OF MINORITY AND WOMEN-OWNED BUSINESS ENTERPRISES. Nothing in this clause shall affect or diminish the Supplier's obligation as set forth in the assignment and subcontracting provisions or any other provision of this Agreement. If Supplier complies with the provisions of this clause, that will be a factor Company will consider favorable in making procurement decisions about future business with Supplier.

10.30 WAIVER. The failure of either party at any time to enforce any right or remedy available to it under this Agreement or otherwise with respect to any breach or failure by the other party shall not be construed to be a waiver of such right or remedy with respect to any other breach or failure by the other party.

10.31 WORK HEREUNDER. It is understood that visits by Supplier's representatives or Supplier's suppliers' representatives for inspection, adjustment or other similar purposes in connection with Deliverables purchased hereunder shall for all purposes be deemed " work hereunder" and shall be at no charge to Company unless otherwise agreed in writing by Company.

10.32 WRITTEN NOTICE. Unless otherwise provided herein, whenever notice or consent is required to be given by the terms of this Agreement, it shall be in writing and shall be given to and by the Agreement Representatives designated under this Agreement. Notice shall be deemed to be given when delivered to the party requiring notice, or three (3) days after being sent by registered mail, return receipt requested, postage pre-paid.

10.33 COMPANY'S SERVICE CONTINUITY. The continuity of Company's service is of paramount importance and Supplier shall at all times exercise the greatest care to prevent damage to Company's equipment and shall not use any material or methods which, in the reasonable judgment of Company, might endanger or interfere with its service.

10.34 MEDIATION. If a dispute arises out of or relates to this Agreement, or its breach, and the parties have not been successful in resolving such dispute though negotiation, the parties agree to attempt to resolve the dispute through mediation by submitting the dispute, to mediation by the American Arbitration Association ("AAA"). Each party shall bear its own expenses and an

                                                            Contract No. GA0023D
                                                                    Page 60 of 1


equal share of the expenses of the mediator and the fees of the AAA. The parties, their representatives, other participants and the mediator shall hold the existence, content and result of the mediation in confidence. If such dispute is not resolved by such mediation, the parties shall have the right to resort to any remedies permitted by law. All defenses based on passage of time shall be tolled pending the termination of the mediation. Nothing in this clause shall be construed to preclude any party from seeking injunctive relief in order to protect its rights pending mediation. A request by a party to a court for such injunctive relief shall not be deemed a waiver of the obligation to mediate.

10.35 ELECTRONIC DATA INTERCHANGE (EDI). Supplier and Company agree that they will, where feasible, utilize electronic means of issuing purchase orders, acknowledgments, purchase order changes, ship notices, or such other purchasing communications as may be agreed upon by Supplier and Company for transactions under this Agreement ("Electronic Data Interchange" or "EDI"). Such EDI shall be effective on mutually agreed upon date. In order to implement and operate such EDI, Supplier shall, not later than mutually agreed upon date, at its sole expense obtain, make fully operational and maintain all equipment, software and other materials set forth in Company's EDI Planning Guide (a copy of which Company will provide Supplier). Supplier shall also execute an Electronic Purchasing Agreement with Company at the time of execution of this Agreement.

10.36 ENTIRE AGREEMENT. This Agreement shall incorporate the typed or written provisions on Company's Orders issued pursuant to this Agreement and shall constitute the entire Agreement between the parties with respect to the subject matter of this Agreement and the Order(s), Supplemental Agreement(s) or TCL(s) and shall not be modified or rescinded, except by a writing signed by Supplier and AT&T. All references in these terms and conditions to this Agreement or to Work, Services, material, Deliverables, Products, Software or information furnished under, in performance of, pursuant to, or in contemplation of, this Agreement shall also apply to any Orders, Supplemental Agreement or TCL, issued pursuant to this Agreement. Printed provisions on the reverse side of Company's Orders and all provisions on Supplier's forms shall be deemed deleted. Additional or different terms inserted in this Agreement by Supplier, or deletions thereto, whether by alterations, addenda, or otherwise, shall be of no force and effect, unless expressly consented to by AT&T in writing. Estimates or forecasts furnished by Company shall not constitute commitments. The provisions of this Agreement supersede all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements and understandings of the parties with respect to the subject matter of this Agreement.

                                                            Contract No. GA0023D
                                                                    Page 61 of 1


IN WITNESS WHEREOF, the Supplier and Company have executed this Contract in duplicate as of the dates set forth below.

BRITE VOICE SYSTEMS, INC.                    BRITE VOICE SYSTEMS GROUP, LTD.



/s/ David S. Gergacz                         /s/ David S. Gergacz
------------------------------               -------------------------------
Signature                                    Signature


David S. Gergacz                             David S. Gergacz
------------------------------               -------------------------------
Name - typed or printed                      Name - typed or printed


C.E.O.                                       Director
------------------------------               -------------------------------
Title - typed or printed                     Title - typed or printed


12/17/97                                     12/17/97
------------------------------               -------------------------------
Date                                         Date



AT&T CORP.

/s/ Dennis Carey
------------------------------
Signature


Dennis Carey
------------------------------
Name - typed or printed


V.P. and Gen. Manager
------------------------------
Title - typed or printed


12/12/97
------------------------------
Date

                    EXHIBIT A                               Contract No. GA0023D
                                                                     Page 1 of 8

CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.




-----------------------------------------------------------------------------------------------------------------------------------
                                              INITIAL COMMITMENT FOR THE ******* SERVICE
                                        (Itemized Ordering Attachment For FRF 6672 & FRF 6776)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             RTU &
DESCRIPTION                                                         Quantity    Capital   Development      Warranty          TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
Brite ESP Platform Live Nodes                                           ****       ****                                       ****
-----------------------------------------------------------------------------------------------------------------------------------
-- Active Nodes                                                         ****
-----------------------------------------------------------------------------------------------------------------------------------
-- Disaster Recovery Nodes                                              ****
-----------------------------------------------------------------------------------------------------------------------------------
******* Feature Development
-----------------------------------------------------------------------------------------------------------------------------------
-- Basic Features & OAM&P                                               ****                     ****                         ****
-----------------------------------------------------------------------------------------------------------------------------------
-- SS7/TCAP for *******                                                 ****       ****          ****                         ****
-----------------------------------------------------------------------------------------------------------------------------------
RTU Licences (for **** live nodes)                                      ****                                   ****           ****
-----------------------------------------------------------------------------------------------------------------------------------
**** Warranty for 1 Year (for **** live nodes)                          ****                                   ****           ****
-----------------------------------------------------------------------------------------------------------------------------------
Brite ESP Platform Spares Kits (for **** live nodes)                    ****       ****                                       ****
-----------------------------------------------------------------------------------------------------------------------------------
Brite ESP Platform ITN Test Node (including warranty)                   ****       ****                                       ****
-----------------------------------------------------------------------------------------------------------------------------------
Brite ESP Platform Development Lab Node (including warranty)            ****       ****                                       ****
-----------------------------------------------------------------------------------------------------------------------------------
EF&I                                                                    ****       ****                                       ****
-----------------------------------------------------------------------------------------------------------------------------------
GRAND TOTAL FOR *******                                                            ****          ****          ****   $25,028,278
-----------------------------------------------------------------------------------------------------------------------------------

Company and Supplier agree to negotiate in good faith a Supplemental Agreement to be agreed upon by February 16, 1998 for the ******* Service. At that time, Exhibits A, B and C will be removed from this Agreement and will be made part of the Supplemental Agreement for the ******* Service.

As per Clause 6.13, SPARES, of this Agreement, when Company receives failure rate predictions of Components of the Product, Company reserves the right to modify this initial commitment as it relates to the total number of spares kits purchased.




EXHIBIT A, PAGES 2 THROUGH 8, CONTAINS CONFIDENTIAL MATERIAL WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.






                           AT&T Proprietary (Restricted)
                   Solely for Those Persons Having a Need to Know
                       Use Pursuant to Company Instructions

                                   EXHIBIT B           Contract No. GA0023D
                                                                Page 1 of 2



               CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                 THE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

1.0  ******* SERVICE DESCRIPTION
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     ***********************.

2.0  PRODUCT CONFIGURATION
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     ****.

     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     **********************************************************************
     ************************************.










     ____________________
     ********
     ********
     ********

                            AT&T Proprietary (Restricted)
                    Solely for Those Persons Having a Need to Know
                         Use Pursuant to Company Instructions

                                     EXHIBIT B         Contract No. GA0023D
                                                                Page 2 of 2


              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                 THE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

                   BRITE ESP PLATFORM NODE CABINET CONFIGURATION
                           TO SUPPORT THE ******* SERVICE


     **************






                            AT&T Proprietary (Restricted)
                    Solely for Those Persons Having a Need to Know
                         Use Pursuant to Company Instructions

                                      EXHIBIT C            Contract No. GA0023D
                                                           Page 1 of 1




      CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
                          ASTERISKS DENOTE SUCH OMISSIONS.

       Exclusivity Designation For The ******* Service (FRF 6672 & FRF 6776)


-----------------------------------------------------------------------------------------------------------------------------------
      FEATURE NAME       Q4 DATE   FRF#           COMPANY SPECIFICATION DOCUMENT            DEVELOPMENT  EXCLUSIVITY /  UNLIMITED
                                                                                               + RTU     EXCLUSIVITY   REPLICATION
                                                                                            LICENSE FEE    PERIOD        RIGHTS
-----------------------------------------------------------------------------------------------------------------------------------
 ******* - Release 1.0   TBD [+]   6672  ******* - Release 1.0: **************************  ***********    No / N/A         No
-----------------------------------------------------------------------------------------------------------------------------------
 ******* - Release 1.0   TBD [+]   6776  ******* - Release 1.0: ******************                         No / N/A         No
-----------------------------------------------------------------------------------------------------------------------------------



[+] APPLICATION SOFTWARE DELIVERY DATE: Supplier's Q4 date, which will be no later than ********, will be mutually negotiated and agreed to prior to the completion of the Supplemental Agreement for the ******* Service.
[++]  This total includes the cost for FRF 6672 and FRF 6776.

Company and Supplier agree that all Features in the initial commitment for ******* Service-Release 1.0 are included in FRF 6672 & FRF 6776 and no such features are considered to be exclusive, developed information or an original work of authorship and no such Features shall be considered to be inventions owned by the Company. Company and Supplier further agree that Company shall solely own all intellectual property rights, including, without limitation, patent rights and trade secret rights that are associated with the following concept: The combination of the following elements, an account number that can be used as a dialable number to receive telecommunication services from a particular carrier and operating as a billing mechanism to which such communication services and communication services from other carriers can be charged.




Once the above referenced documents are baselined, they may be updated from time to time in accordance with the provisions of Clause 2.11, Changes in Scope, of this Agreement.


                           AT&T Proprietary (Restricted)
                   Solely for Those Persons Having a Need to Know
                        Use Pursuant to Company Instructions

                                                             Contract No.GA0023D
                                                             Page 1 of 1

                                      EXHIBIT D

                    RIGHT TO USE (RTU) LICENSE DISCOUNT SCHEDULE

                 (Purchases of complete Brite ESP Platform Systems
                    beyond the initial purchase in Exhibit A)

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                  THE COMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

          ---------------------------------------------------------------
          RTU EXPENSE DISCOUNT SCHEDULE           ORIGINAL       REVISED
          ---------------------------------------------------------------
          Application license **********            ******        ******
          ---------------------------------------------------------------
          Application license **********            ******        ******
          ---------------------------------------------------------------
          Application license **********                          ******
          ---------------------------------------------------------------
          Application license **********            ******
          ---------------------------------------------------------------
          Application license **********            ******
          ---------------------------------------------------------------
          Application license **********                          ******
          ---------------------------------------------------------------

The above table details the discount schedule as applied to the purchase price of RTU Licenses that are part of future purchases and managed services where applicable (beyond initial purchase as described in Exhibit A) of complete Brite ESP Platform Systems (Brite ESP Platform Systems similar in configuration and function as described in Exhibit B). For calculation purposes, all purchased application RTU's are cumulative.

The Company may, at its option, choose one of the following:

1. Apply the applicable "Revised" discount percentage available to the then current purchase price for RTU's (included in the purchase of a complete Brite ESP Platform System); or

2. Apply the applicable "Original" discount percentage available to the then current purchase price for RTU's (included in the purchase of a complete Brite ESP Platform System ). Apply the resulting dollar amount difference between the applicable "Revised" discount percentage available and the applicable "Original" discount percentage available in the form of a credit to the purchase price of development services.

Dollar discounts in the form of a credit are available to Company for a period of 12 months following receipt of a valid Order, Supplemental Agreement or TCL for the Brite ESP Platform System from which the dollar discount credit is calculated. Dollar discount credits may be applied to development services upon receipt of a valid Order, Supplemental Agreement or TCL for that development service.



                           AT&T Proprietary (Restricted)
                   Solely for Those Persons Having a Need to Know
                       Use Pursuant to Company Instructions

                    EXHIBIT E                               Contract No. GA0023D
                                                                     Page 1 of 1

EXHIBIT E CONTAINS CONFIDENTIAL MATERIAL WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION













                            AT&T Proprietary (Restricted)
                    Solely for Those Persons Having a Need to Know
                         Use Pursuant to Company Instructions

                                                            Contract No. GA0023D
                                                                     Page 1 of 6

                        ENGINEERING AND INSTALLATION SUPPORT

                                     EXHIBIT F

                                "GENERAL CONDITIONS"



     EXHIBIT F, PAGES 1 THROUGH 6, CONTAINS MATERIAL WHICH HAS
     BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
     EXCHANGE COMMISION










                            AT&T Proprietary (Restricted)
                    Solely for Those Persons Having a Need to Know
                         Use Pursuant to Company Instructions

                                                           Contract No. GA0023D
                                                                    Page 1 of 3

                   MINORITY AND WOMEN'S BUSINESS ENTERPRISE (MWBE)

                                     EXHIBIT G


                          AT&T SUPPLIER DIVERSITY PROGRAM
                                    PO BX 25000
                                 GUILFORD CENTER 1
                             GREENSBORO NC  27420-5000

System will only accept legible forms. Incomplete or illegible forms will not be processed.

Legal Name of Business
                       ---------------------------------------------------------
Main Address
            --------------------------------------------------------------------
                                                  State          Zip
            -------------------------------------       --------     -----------
Contact Person                                    Title
               ----------------------------------       ------------------------
Owner's Name                                      Title
             ------------------------------------       ------------------------
Phone  (    )            Fax  (    )                   Gross Sales
      ------------------     -------------------------             -------------
Is the Owner an American Citizen?   Is the Owner a California Legal Immigrant?
                                 ---                                          --
Number of Employees           Federal Tax ID or Sole Proprietorship #
                   ---------                                          ----------
Type of Business:   Manufacturer     Distributor    Contractor
                 ---              ---            ---
   Service Provider    Retail Dealer     Other (please explain):
---                 ---               ---                        ---------------
Business Classification: Large   Small   Non Profit   Year Business Started:
                              ---     ---          ---                      ----
Service Area:  Local, Regional or National (please specify):
                                                            --------------------
Our Company is presently verified by (CHECK THOSE WHICH APPLY AND PLEASE PROVIDE A COPY OF YOUR VERIFICATION):

     8a      NMSDC/Regional Purchasing Council         California Clearinghouse
 ----    ----                                      ----
     Women Business Owners Corporation (WBOC)
 ----
Are you currently doing business with AT&T?       Yes       No   If yes:   %
                                               ---       ---            ---

Give a brief (50 words or less) description of what your company does as you wish it to appear in the database.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     DEFINITIONS:

                            AT&T Proprietary (Restricted)
                    Solely for Those Persons Having a Need to Know
                         Use Pursuant to Company Instructions

                                                           Contract No. GA0023D
                                                                    Page 2 of 3


A Minority or Women's Business Enterprise is defined as a business which is owned, controlled and operated by minority or women group members. Minority or women's ownership exists in a business which is at least 51% owned by minority or women group members, or in the case of a publicly held company, a firm in which at least 51% of the stock is owned by minority or women group members.

Operate is defined as being actively involved in the day-to-day management. Control is defined as exercising the power to make policy decisions.

MWBE companies must be located within the United States, its territories or possessions. Owners must be American citizens (in California only, legal immigrants with permanent resident status in the United States are also eligible).

Non-Minority American means all non-minority women not covered by the definition of American minority groups below.

For the purpose of identification, minority group members are defined as:

Native American means American Indians, Eskimos, Aleuts, and native Hawaiians.

Asian Pacific American means all persons having origins in Japan, China, Vietnam, Korea, Samoa, Guam, the US Trust Territory of the Pacific Islands (Republic of Palau), the Northern Mariana Islands, Laos, Kampuchea (Cambodia), Taiwan, Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Republic of the Marshall Islands, or the Federated States of Micronesia.

Asian Indian American means all persons having origins in India, Pakistan, Bangladesh, Sri Lanka, Bhutan, or Nepal.

African American means all persons having origin in any of the Black racial groups.

Hispanic American means all persons having origins in Mexico, Puerto Rico, Cuba, Central, Latin or South America, or other Spanish culture or origins.

Filipino American means all persons having origins in the Philippine Islands.

A Disabled American Veteran Owned business concern is a company that is 100% owned, controlled and operated by one or more American Veterans who were disabled during their active military service and is verified by the State of California's Office of Small and Minority Business (OSMB).

When filling out our Supplier Self-Certification form, please take care to properly designate the ownership status of your company. A California statute makes its a crime in the state of California for any person or corporation to falsely represent their business as a minority or woman-owned business which is punishable by a fine of not more than $5,000, or by imprisonment in the county jail for not to exceed one year or in the state prison for not to exceed five years of its directors, officers or agents responsible for the false statements or both the fine and imprisonment.

                            AT&T Proprietary (Restricted)
                    Solely for Those Persons Having a Need to Know
                         Use Pursuant to Company Instructions

                                                           Contract No. GA0023D
                                                                    Page 3 of 3


This company is owned, controlled, and operated by (please indicate percentage ownership below):

ETHNIC DESCRIPTION                                       MALE         FEMALE
-----------------------------------------
Non-Minority American                                       %              %
                                                        -----          -----
Native American                                             %              %
                                                        -----          -----
Asian Pacific American                                      %              %
                                                        -----          -----
Asian Indian American                                       %              %
                                                        -----          -----
African American                                            %              %
                                                        -----          -----
Hispanic American                                           %              %
                                                        -----          -----
Filipino American                                           %              %
                                                        -----          -----
Service Disabled Veteran (California only)                  %              %
                                                        -----          -----
NY/NJ Hasidic Jew                                           %              %
                                                        -----          -----

The signer agrees to notify AT&T immediately if there is a change in the ownership status of the signer's company and recognizes AT&T's right to decertify the signer's company if the signer's company no longer qualifies to be considered an MWBE or California Service Disabled firm.


The signer represents                               The signer represents
that the enterprise IS a                            that the enterprise IS
Minority, Women-Owned or                            NOT a Minority, Women-
California Service                                  Owned or California
Disabled Business and                               Service Disabled Business
recognizes that this form                           and recognizes that this
will be relied upon                                 form will be relied upon
fulfilling legal                                    in fulfilling legal
requirements.                                       requirements.

Signature of Authorized                             Signature of Authorized
Representative                                      Representative

-------------------------------                     ---------------------------

Print                                        Title
Name
      ------------------------                      ----------------------------
Date
      ------------------------


                            AT&T Proprietary (Restricted)
                    Solely for Those Persons Having a Need to Know
                         Use Pursuant to Company Instructions

                                                          Contract No. GA0023D
                                                                   Page 1 of 2




                                   SEVERITY LEVEL

                                     EXHIBIT H


              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                 THE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

RESPONSE TIME ON TROUBLE SEVERITY RANKINGS

- Level 1/Emergency: Emergency conditions require immediate and continuous action regardless of time of day until the emergency situation is alleviated. Supplier will use the full resources available to it to investigate the condition. Development of an action plan shall immediately and Supplier shall use its best efforts to provide a fix or work around in
     *************************.

Examples - Not intended to be the only situation of an emergency priority

                         -    Total site outage (customer affecting)
                         -    Customer unable to complete any call
                         -    Duplex equipment failure
                         -    Continuous final handling codes (call failures)
                         -    Any Condition putting call processing in jeopardy

- Level 2/High: High priority conditions shall be investigated immediately by Supplier. An action plan shall be provided in
     ************************** and a fix or work around shall be provided in
     ************************.

          Examples - Not intended to be the only situation of high priority
               -    Partial site outage
               -    Intermittent customer call failure
               -    Equipment failure
               - Excessive systems faults ( database errors, billing, customer records)
               -    Excessive final handling code (call failures)
               -    Any software update generated problems

-    Level 3/Medium:  Medium priority conditions require resolution within
     **************** *****.

          Examples - Not intended to be the only situation of a medium priority

               -    Intermittent systems faults (asserts, audits)
               -    Intermittent final handling codes (call failures)
               -    Invalid traffic reports
               -    Diagnostic failures on equipment that can be restored



                            AT&T Proprietary (Restricted)
                    Solely for Those Persons Having a Need to Know
                         Use Pursuant to Company Instructions

                                                          Contract No. GA0023D
                                                                   Page 2 of 2

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH
                 THE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.

               - Documentation errors that can generate customer implacting problems

-    Level4/Low:  Low priority conditions require resolution within
     ************************** ************.

          Examples - Not intended to be the only situation of a low priority

               -    Documentation problems ( non-customer affecting)
               -    Problems that can be deferred based upon customer/user Input
               -    Reports, input message and output message format problems.



                            AT&T Proprietary (Restricted)
                    Solely for Those Persons Having a Need to Know
                         Use Pursuant to Company Instructions

                                     EXHIBIT I


                             WARRANT PURCHASE AGREEMENT

                           DATED AS OF DECEMBER 12, 1997


                                   BY AND BETWEEN



                                     AT&T CORP.


                                        AND


                             BRITE VOICE SYSTEMS, INC.

This WARRANT PURCHASE AGREEMENT (the "Agreement"), is dated as of December 12, 1997, by and between AT&T Corp., a New York corporation (the "Holder"), and Brite Voice Systems, Inc., a Kansas corporation (the "Company").


In consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.   CERTAIN DEFINITIONS

"Affiliate" shall mean any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or under common control with a specified Person.

"Board" shall mean the Company's Board of Directors.

"Claims" means actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings or investigations.

"Closing" shall have the meaning set forth in Section 3.1.

"Closing Date" shall mean the date on which the Closing occurs.

"Common Stock" shall mean the Company's common stock, no par value.

"Exercise Date" shall mean each date on which AT&T exercises, in whole or in part, the Warrant.

"Material Adverse Effect" means a material adverse effect in the business, prospects, assets, results of operations or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

"Person" shall mean an individual, a partnership, a limited liability company, a joint venture, a corporation, an association, a trust or any other entity or organization, including a government or any department or agency thereof.

"SEC" means the Securities Exchange Commission.

"SEC Document" shall have the meaning set forth in Section 4.7.

2.   ISSUANCE OF WARRANT

     In consideration for the Holder entering into the Purchase Agreement, dated the date hereof, between the Holder and the Company (the "Purchase Agreement"), the Company shall issue a warrant at the Closing to purchase up to 1,400,000 shares of Common Stock at an exercise price of $11 per share, subject to adjustment, in the form attached hereto as Exhibit A ( the "Warrant").

3.   CLOSING OF ISSUE AND PURCHASE

     3.1.  CLOSING

           The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the date hereof at the Company, 250 International Parkway, Heathrow, Florida, 32746, or at such other date, time or place as the parties hereto shall mutually agree upon in writing.

     3.2.  TRANSACTIONS AT CLOSING

           Subject in each case to the terms and conditions contained in this Agreement, the Company shall deliver or cause to be delivered to the Holder the following documents prior to or concurrently with the Closing, except as otherwise expressly stated herein:

           3.2.1. resolutions of the Board in full force and effect pursuant to which (i) the issuance of the Warrant to the Holder is authorized and (ii) the execution, delivery and performance of this Agreement is authorized; and

           3.2.2.   a validly executed Warrant issued in the name of the Holder.

4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Holder the following to be true and correct as at the Closing Date and each Exercise Date and acknowledges that the Holder is entering into this Agreement in reliance thereon:

     4.1.  ORGANIZATION

           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     4.2.  SHARE CAPITAL

           4.2.1. The SEC Documents set forth the Company's authorized capital stock and the issued and outstanding shares as of the date thereof. All of the issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock.

           4.2.2. Except as set forth in the SEC Documents, there are no share capital, preemptive rights, convertible securities, outstanding warrants, options or other rights to subscribe for, purchase or acquire from the Company any share capital of the Company and there are no contracts or binding commitments providing for the issuance of, or the granting of rights to acquire, any share capital of the Company or under which the Company is, or may become, obligated to issue any of its securities.

           4.2.3. Upon exercise of the Warrant, the shares of Common Stock, when issued and paid for in accordance with this Agreement, will be duly authorized, validly issued, fully paid, and non-assessable, will have the rights, preferences, privileges, and restrictions set forth in the Company's Certificate of Incorporation and will be free and clear of any liens, claims, charges, attachments, encumbrances, adverse claims, interests or any third party rights or claims of any kind created by the Company and will be duly registered in the Holder's name in the Company's share transfer register.

     4.3.  ISSUANCE OF THE WARRANT

           The issuance of the Warrant in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Company, and all shares of Common Stock issuable upon issuance of the Warrant have been duly reserved for issuance.

     4.4.  AUTHORITY FOR AGREEMENT

           The execution, delivery and performance by the Company of this Agreement and the Warrant and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Agreement and the Warrant have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution of this Agreement and performance of the transactions contemplated by this Agreement and the Warrant and compliance with the provisions hereof and thereof by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, the Company's Certificate of Incorporation or By-Laws or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company.

     4.5.  GOVERNMENTAL CONSENTS

           Except for filings of pre-merger notification and report forms under the HSR Act, if any, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement and the issuance and delivery of the Warrant and the shares underlying the Warrant upon exercise thereof. Based in part on the representations made by the Holder in Section 5 hereof, the issuance and delivery of the Warrant and the shares underlying the Warrant upon exercise thereof to the Holder is in compliance with applicable Federal and state securities laws.

     4.6.  LITIGATION

           Except as set forth in the SEC Documents, there are no Claims, which individually or in the aggregate, could have a Material Adverse Effect, pending or threatened against the Company, before any court, arbitration board or tribunal or administrative or governmental agency, nor is the Company aware of any fact which would result in any such Claims. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality, which individually or in the aggregate, could have a Material Adverse Effect.

     4.7   SEC DOCUMENTS; UNDISCLOSED LIABILITIES

           The Company has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1994 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by references therein, and as amended, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in all SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved, except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, at the date of the most recent audited financial statements of the Company included in the SEC Documents, neither the Company nor any of its subsidiaries had, and since such date neither the Company nor any of such subsidiaries has incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would be required to be disclosed in a balance sheet prepared in accordance with generally accepted accounting principles and would reasonably be expected to have a Material Adverse Effect.

     4.8.  ABSENCE OF CERTAIN CHANGES OR EVENTS

           Except as disclosed in the SEC Documents, since the date of the most recent audited financial statements included in such SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been:
           (a) any change in the Company or any condition, event or occurrence which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or (b) any condition, event or occurrence which would reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement.

     4.9.  FULL DISCLOSURE

           The representations and warranties of the Company contained in this Agreement do not contain any untrue statement of material fact with respect to the subject matter hereof or omit to state any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

5.   REPRESENTATIONS AND WARRANTIES OF THE HOLDER

     The Holder hereby represents and warrants to the Company the following to be true and correct as at the Closing Date and each Exercise Date and acknowledges that the Company is entering into this Agreement in reliance thereon:


     5.1.  ENFORCEABILITY

           This Agreement when executed and delivered by the Holder, shall constitute the valid and legally binding obligation of the Holder, enforceable against it accordance with its terms.

     5.2.  AUTHORIZATION

           All corporate actions on the part of the Holder necessary for the authorization, execution, delivery, and performance of all its obligations under this Agreement have been (or will have been) taken prior to the Closing.

     5.3.  APPROVALS

           Except for filings of pre-merger notification and report forms under the HSR Act, if any, no consent, approval, order, license, permit, action by, or authorization of or designation, or declaration, from any Person or filing with any governmental authority on the part of the Holder is required to be obtained in connection with the valid execution, delivery and performance of this Agreement.

     5.4.  INVESTMENT

           The Holder represents and warrants that it is purchasing the Warrant and any shares issuable upon exercise of the Warrant for its own account and not with a view toward resale. The Holder understands that the Warrant and any shares issuable upon exercise of the Warrant have not been registered under the securities laws of any jurisdiction, and therefore, the Warrant and any shares issuable upon exercise of the Warrant will not be publicly tradable unless they are subsequently registered under applicable securities laws or an exemption from such registration is available. The Holder acknowledges that unless there is an effective registration statement under the Securities Act and applicable state securities laws covering the sale of the Warrant or any shares issuable upon exercise of the Warrant, the Warrant and the shares issuable upon exercise of the Warrant may not be sold unless the Company receives an opinion of legal counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration. The Holder also acknowledges that in making its investment decision it did not rely on any information provided to it by the Company except as set forth in this Agreement, any schedules, exhibits or documents contemplated hereby and publicly available information.

     5.5.  ACCREDITED INVESTOR

           The Holder is an "accredited investor" as defined in Rule 501 of the regulations promulgated under the Securities Act of 1933, as amended.

6.   REGISTRATION RIGHTS

     6.1  PIGGY BACK REGISTRATION

          If the Company at any time proposes to register any shares of Common Stock under the Securities Act on a form and in a manner that would permit registration of Warrant Shares for sale to the public under the Securities Act, it will each such time give prompt written notice to AT&T of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering of its Common Stock and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting). Upon the written request of AT&T delivered to the Company within 20 days after such notice shall have been given (which request shall specify the number of Registrable Shares, excluding any Warrant Shares not yet exercisable under the Warrant, intended to be disposed of and the intended method of disposition), the Company will use its best efforts to effect the registration under the Securities Act, as expeditiously as is reasonable, of all Registrable Shares that the Company has been so requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Shares so to be registered under the procedures set forth in this Section 6; PROVIDED, that if the registration so proposed by the Company involved an underwritten offering of the securities so to be registered, the Company shall use its best efforts to cause the managing underwriter to permit the Registrable Shares requested to be registered to be included on the same terms and conditions as the other shares in the offering; PROVIDED, HOWEVER, that if the managing underwriter of such underwritten offering selected by the Company shall advise the Company in writing that, in its judgment, the number of securities proposed to be included in such offering by the Company (the "Company Securities") and the number of shares of Registrable Shares proposed to be included in such offering should be limited due to marketing conditions, then the Company will promptly advise AT&T and may require, by written notice to AT&T, that, to the extent necessary to meet such limitation, Registrable Shares be excluded from such offering until after the completion of the distribution of such securities by such underwriters; and PROVIDED, FURTHER, that the Company shall have the right to postpone or withdraw any registration without obligation to AT&T. For purposes of this Agreement, "Registrable Securities" means 2/3 of the Warrant Shares issuable upon exercise of the Warrants, taking into account any adjustments, less any Warrant Shares that have been sold to the public pursuant to a registration statement or Rule 144 under the Securities Act or, in the opinion of counsel to the Company reasonably satisfactory to the Holder, any Warrant Shares that may be sold by such Holder under Rule 144(k) under the Securities Act. Notwithstanding the foregoing, if an Acceleration Event occurs, "Registrable Shares" means all Warrant Shares.

     6.2  REGISTRATION PROCEDURES

          If the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of the Registrable Shares under the Securities Act, the Company, subject to the provisions hereof, shall:

          (a) file with the SEC a Registration Statement with respect to the Registrable Shares and use its best efforts to cause that Registration Statement to become and remain effective until the earlier of (i) the time all Registrable Shares have been sold pursuant thereto or otherwise; (ii) the time all Registrable Shares could be sold by AT&T within a three-month period without a registration statement under Rule 144 or otherwise; or (iii) 45 days from the date that such Registration Statement is declared effective by the SEC;

          (b) as expeditiously as possible prepare and file with the SEC any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective;

          (c) as expeditiously as possible furnish to AT&T such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as AT&T may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares; and

          (d) as expeditiously as possible use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or "Blue Sky" laws of such states as AT&T shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable AT&T to consummate the public sale or other disposition in such states of the Registrable Shares.

          If the Company has delivered preliminary or final prospectuses to AT&T and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify AT&T and, if requested, AT&T shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company. The Company shall promptly provide AT&T with revised prospectuses and, following receipt of the revised prospectuses, AT&T shall be free to resume making offers of the Registrable Shares.

     6.3  PROSPECTUS DELIVERY REQUIREMENTS

          AT&T shall not make any sales of Registrable Shares without causing the prospectus delivery requirements under the Securities Act to be satisfied and AT&T shall promptly advise the Company of any changes in the information concerning AT&T contained in any prospectus included in any Registration Statement. AT&T acknowledges that occasionally there may be times when the Company must suspend the use of the prospectus forming a part of a Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without limiting the generality of the foregoing, the Company shall be entitled to suspend the use of the prospectus forming a part of such Registration Statement in any period during which the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction ("Company Activity") that the Company desires to keep confidential for business reasons, if the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require disclosure of the Company Activity. AT&T hereby covenants that it will not offer or sell any Registrable Shares pursuant to any prospectus during the period commencing at the time at which the Company gives it notice of the suspension of the use of said prospectus and ending at the time the Company gives it notice that AT&T may thereafter effect sales pursuant to said prospectus.

     6.4  ALLOCATION OF EXPENSES

          The Company shall pay all Registration Expenses of any registration under this Section 6. The term "Registration Expenses" shall mean all expenses incurred in complying with the registration provisions of this Section 6, including without limitation all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel and state "Blue Sky" fees and expenses, but excluding underwriting discounts, selling commissions and the payment of the exercise price to purchase the Warrant Shares pursuant to the Warrant.

     6.5  INDEMNIFICATION.

          6.5.1 In the event of registration of the Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless AT&T, each underwriter of such Registrable Shares, and each other Person, if any, who controls AT&T or such underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which AT&T or such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or "Blue Sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse AT&T and such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by AT&T and such underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of AT&T or such underwriter or controlling person specifically for use in the preparation thereof.

          6.5.2 In the event of registration of the Registrable Shares under the Securities Act pursuant to this Agreement, AT&T will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each Person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or "Blue Sky" laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to AT&T and furnished in writing to the Company by or on behalf of AT&T specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; PROVIDED, HOWEVER, that the obligations of AT&T hereunder shall be limited to an amount equal to the proceeds to AT&T of the Registrable Shares sold in connection with such registration.

          6.5.3     Each party entitled to indemnification under this Section
                    6.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and PROVIDED, FURTHER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
                    Section 6.5. The Indemnified Party may participate in such defense at such party's expense; PROVIDED, HOWEVER, that the Indemnifying Party shall pay such expense if representation of such Indemnifying Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

     6.6  INFORMATION BY AT&T

          AT&T shall furnish to the Company such information regarding AT&T and the distribution proposed by AT&T as the Company may reasonably request in connection with, and otherwise cooperate with the Company in the filing of, any registration, qualification or compliance referred to in this Agreement.

     6.7  ADDITIONAL PROVISIONS

          If the aggregate number of Registrable Shares and other shares of Common Stock held by stockholders of the Company with registration rights that are proposed to be included in an offering (collectively, "Total Registrable Shares") is limited by the managing underwriter due to marketing factors, then AT&T and the other holders of Total Registrable Shares who have requested registration shall participate in the registration pro rata based upon each holder's ownership of shares of Common Stock and securities convertible into Common Stock (treating any convertible securities on an as converted basis, whether or not presently convertible) divided by all of the holders' ownership of shares of Common Stock and securities convertible into Common Stock (treating any convertible securities on an as converted basis, whether or not presently convertible). If any holder (including AT&T) would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting holders (including AT&T) pro rata in the manner described in the preceding sentence.

     6.8  RULE 144 INFORMATION

          The Company will maintain "adequate current public information" regarding the Company within the meaning of paragraph (c) of Rule 144.


7.   HART SCOTT

     To the extent required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the federal regulations promulgated thereunder (the "HSR Act"), the parties hereto will file as soon as reasonably practicable with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice notification and report forms with respect to the transactions contemplated hereby, pursuant to the HSR Act. Such notification and report forms will comply as to form, in all material respects, with all requirements applicable thereto and all of the data and information reported in such forms shall be true, correct and complete in all material respects. The parties hereto shall request early termination of the waiting period under the HSR Act and the rules promulgated thereunder and shall comply as promptly as practicable with all requests, if any, for additional information and documentary materials unless, in the reasonable opinion of outside counsel, such information or documentation, as the case may be, is not required to be produced under applicable law. Such additional information and documentation will comply as to form, in all material respects, with all requirements applicable thereto and will be true, correct and complete in all material respects and the parties shall use their best efforts to deliver such additional information as soon as reasonably practicable.

8.   SURVIVAL; INDEMNITY

     8.1  SURVIVAL

          Notwithstanding any right of the parties to investigate fully the affairs of the other parties and notwithstanding any knowledge of facts determined or determinable by the parties pursuant to such investigation, the parties have the right to rely fully upon the representations, warranties, covenants and agreements of the other parties contained in this Agreement and the documents delivered pursuant to this Agreement. All such representations, warranties, covenants and agreements shall survive execution and delivery of this Agreement and the Closing and terminate, with respect to any Claim, on the date upon which such Claim is barred by all applicable statutes of limitations unless the Holder has commenced such Claim prior to that date.

     8.2  INDEMNIFICATION

          Each party agrees to indemnify, defend and hold harmless the other party (and its directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, liabilities damages, deficiencies, judgments, assessments, fines, settlements, costs and expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by the indemnitee in any action or proceeding between the indemnitee and the indemnitor or between the indemnitee and any third party, or otherwise) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of such party contained in this Agreement or in any document delivered pursuant to this Agreement.

     8.3  INDEMNITY PROCEDURE

          Promptly after receipt by a party hereto of notice of the commencement of any action, proceeding, or investigation in respect of which indemnity may be sought as provided above, such party (and its directors, officers, employees, Affiliates, successors and assigns) (the "Indemnitee") shall notify the party from whom indemnification is claimed (the "Indemnitor"). The Indemnitor shall promptly assume the defense of the Indemnitee with counsel reasonably satisfactory to such Indemnitee, and the fees and expenses of such counsel shall be at the sole cost and expense of the Indemnitor. The Indemnitee will cooperate with the Indemnitor in the defense of any action, proceeding, or investigation for which the Indemnitor assumes the defense, provided, however, that if the defendants in any action include both the Indemnitee and the Indemnitor and there is a conflict of interests which would prevent counsel for the Indemnitor from also representing the Indemnitee, the Indemnitee shall have the right to select one separate counsel to participate in the defense of such action on behalf of such Indemnitee. The Indemnitor shall not be liable for the settlement by the Indemnitee of any action, proceeding, or investigation effected without its consent, which consent shall not be unreasonably withheld. The Indemnitor shall not enter into any settlement in any action, suit, or proceeding to which the Indemnitee is a party, unless such settlement includes a general and unconditional release of the Indemnitee from all claims with no payment by the Indemnitee of consideration nor incurrence of any obligation.

     8.4.  REMEDIES

           The provisions of this Section 8 shall not limit or impair any right or remedy arising from any breach of this Agreement. In addition to any other remedy provided by law or equity, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to the specific performance by the other of its obligations hereunder and thereunder. All remedies, either under this Agreement, or by law or as may otherwise be afforded to any of the parties hereto as the case may be, shall be cumulative.

9.   MISCELLANEOUS

     9.1.  FURTHER ACTIONS

           Each of the parties hereto shall, upon the request of the other party hereto and at the expense of such requesting party, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other party to further effectuate the intent and purposes of this Agreement

     9.2.  GOVERNING LAW

           The validity, performance, construction and effect of this Agreement shall be governed by the substantive laws of the State of New York, without regard to the provisions for choice of law thereunder.

     9.3.  ARBITRATION

           Any dispute arising between the parties in connection with this Agreement shall be, settled in the first instance between the parties. If amicable settlement cannot be reached, then any dispute arising out of or relating to this Agreement, including with respect to its arbitrability, will be finally and exclusively settled by arbitration in accordance with the rules of the American Arbitration Association (the "Rules"). The arbitration will be governed by the United States Arbitration Act, 9

           U.S.C. Sec. 1, et seq., and judgment upon the award rendered by the arbitrators may be entered by any court with competent jurisdiction. The arbitration will be held in New York City. The arbitration shall be conducted by a sole arbitrator to be appointed in accordance with the Rules. The parties agree to exclude any right of application or appear to any courts in connection with any question of law or fact arising in the course of the arbitration or with respect to any award made, except for purposes of enforcing the award or enforcing the obligation to arbitrate.

     9.4.  JURISDICTION

           Subject to the arbitration proceedings set forth in Section 9.3, each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State Court or Federal Court sitting in New York, New York, and any court having jurisdiction over appeals of matters heard in such courts, in any action or proceeding arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto waives in all disputes any objection that it may have to the location of the court considering the dispute.

     9.5.  SERVICE OF PROCESS

           Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to their respective notice addresses specified herein. Such service to become effective five (5) days after such mailing. Each of the parties hereto irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of FORUM NON CONVENIENS) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement in any jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings against the other in the courts of any other jurisdiction.

     9.6.  SUCCESSORS AND ASSIGNS;  ASSIGNMENT

           Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors, and administrators of the parties hereto.

     9.7.  ENTIRE AGREEMENT;  AMENDMENT AND WAIVER; CONTRADICTION

           This Agreement, together with the Warrants and the Purchase Agreement, set forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, contracts promises, representations, warranties, statements, arrangements and understandings, if any, among the parties hereto or their representatives. No waiver, modification or amendment of any provision, term or condition hereof shall be valid unless in writing and signed by the party to be charged therewith, and any such waiver, modification or amendment shall be valid only to the extent therein set forth. In case of any direct contradiction between the provisions of this

           Agreement and the By-laws which results from a change in the By-laws at any time following the date hereof, the provisions of this Agreement shall prevail in the relationship of the parties hereto.

     9.8.  NOTICES

           All notices or other communications hereunder including claims shall be in writing and shall be given in person, by registered mail (registered air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation or receipt is provided), addressed to each party in accordance with this provision:


           if to the Holder      AT&T Corp.
                                 295 North Maple Avenue
                                 Basking Ridge, NJ 07920
                                 Attn: Dennis Carey
                                 Vice President
                                 Tel: 908-221-7227
                                 Fax: 908-221-5874

                                 With a copy to: AT&T Corp.
                                                 295 North Maple Avenue
                                                 Basking Ridge, NJ  07920
                                                 Attn.: Marilyn Wasser
                                                        Vice President Law
                                                        and Secretary
                                                 Tel:  908-221-6600
                                                 Fax:  908-221-6618

           if to the Company:    Brite Voice Systems, Inc.
                                 250 International Parkway
                                 Heathrow, Florida 32746
                                 Attn: David S. Gergacz
                                 Tel: 407-357-1000
                                 Fax: 407-357-1410

           or such other address with respect to a party as such party shall notify each other Party in writing as above provided. Any notice sent in accordance with this Section shall be effective (i) if mailed, five (5) business days after MAILING, (ii) if sent by messenger, upon delivery, and (iii) if sent via telecopier, upon, transmission and electronic confirmation of receipt or (if transmitted and received on a non-business day) on the first business day following transmission and electronic confirmation of receipt.

     9.9.  EXPENSES

           Each party shall bear its own expenses in connection with the preparation, execution, and delivery of this Agreement and the negotiations leading thereto, and any other documents relating to the transactions contemplated by the Agreement. The Company shall be solely responsible for the payment of any taxes imposed on the Company. In the event that the transaction does not close for any reason, each party shall be responsible for its own legal costs.

     9.10   INDEMNIFICATION OF BROKERAGE

            The Company represents and warrants to the Holder that no broker, finder, agent or similar intermediary (a "Broker") has acted on behalf of the Company, any of its subsidiaries in connection with this Agreement or the transactions contemplated hereby, and that there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or any of its subsidiaries or any action taken by the Company or any of its subsidiaries. The Company agrees to indemnify and hold harmless the Holder from any claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Company or any of its subsidiaries and to bear the cost of legal expenses incurred in defending against any such Claim. The Holder represents and warrants to the Company that no Broker has acted on behalf of the Holder in connection with this Agreement or the transactions contemplated hereby and that there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Holder, or any action taken by the Holder. The Holder agrees to indemnify and hold harmless the Company from any Claim or demand for commission or other compensation by any Broker claiming to have been employed by or on behalf of the Holder, and to bear the cost of legal expenses incurred in defending against any such Claim.

     9.11.  PRESS RELEASE

            Any press releases relating to the terms and conditions of this Agreement shall be approved in advance in writing by all parties hereto.

     9.12.  DELAYS OR OMISSIONS

            No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default theretofore, or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

     9.13.  SEVERABILITY

            If any provision of this Agreement is held by a competent court to be invalid or unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

     9.14.  HEADINGS

            All section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

     9.15.  COUNTERPARTS

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                                        AT&T CORP.

                                        By:______________________
                                          Name:
                                          Title:


                                        BRITE VOICE SYSTEMS, INC.

                                        By:______________________
                                          Name:
                                          Title:

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS EXERCISE HAVE NOT

 BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE

 SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR AN EXEMPTION

                          FROM REGISTRATION, UNDER SAID ACT.

Number of Shares:             1,400,000 shares (subject to
                              adjustment as provided herein)

Date of Issuance:             December 12, 1997

Issuer:                       Brite Voice Systems, Inc., a
                              Kansas corporation


                           COMMON STOCK PURCHASE WARRANT

     Brite Voice Systems, Inc., a Kansas corporation (the "Company"), for value received, hereby certifies that AT&T Corp., a New York corporation ("AT&T"), is entitled, upon the terms and subject to the conditions set forth below, to purchase from the Company, at any time or from time to time during the periods specified herein, 1,400,000 shares of common stock, no par value, of the Company (the "Common Stock"), at a purchase price of $11 per share, as may be adjusted pursuant to the terms hereof.

     The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares" and the "Purchase Price," respectively. Capitalized terms used herein but not otherwise defined shall have the meaning given them in Section 12.

     1.   EXERCISE.

     (a) This Warrant shall become exercisable, in full or in part, pursuant to the provisions of Section 1(b), (i) immediately as to 466,666 Warrant Shares,
(ii) on the first anniversary of the date hereof as to 466,667 Warrant Shares and (iii) on the second anniversary of the date hereof as to

466,667 Warrant Shares (each as may be adjusted from time to time). Notwithstanding the foregoing, if at an earlier date an Acceleration Event occurs, then this Warrant shall become immediately exercisable, in full or in part, pursuant to the provisions of Section 1(b) as to all Warrant Shares. This Warrant shall remain exercisable as to particular Warrant Shares for a period of three years after such Warrant Shares first become exercisable, and no longer, and shall expire as to such Warrant Shares if not exercised prior to the end of such three year period.

     (b) The exercise of this Warrant shall be effected by surrender of this Warrant, together with the purchase form appended hereto as Exhibit A duly executed by AT&T, at the principal office of the Company, accompanied by payment in full, by wire transfer, bank check, cancellation of a portion of this Warrant pursuant to Section 1(c) or other method acceptable to the Company, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

     (c) AT&T may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by canceling a portion of this Warrant (to the extent then exercisable) with respect to such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by
(ii) the excess of the Fair Market Value per share of Common Stock as of the effective date of exercise (the "Exercise Date"), over the Purchase Price per share.

     (d) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company and paid for as provided in Section 1(b) hereof. At such time, AT&T shall be deemed to have become the holder of record of the Warrant Shares issuable upon such exercise.

     (e) As soon as practicable after the exercise of this Warrant, in full or in part, the Company, at its expense (including without limitation the payment of any applicable stamp taxes), will cause to be issued in the name of, and delivered to, AT&T:

          (i) a certificate for the number of full Warrant Shares to which AT&T shall be entitled upon such exercise plus, in lieu of any fractional shares to which AT&T would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

          (ii) in case such exercise is in part only, a new warrant (dated the date hereof) of like tenor, calling on the face thereof for the number of Warrant Shares equal to the number of such shares called for on the face of this Warrant(as adjusted pursuant to the provisions of Section 2 hereof) minus the sum of (A) the number of Warrant Shares purchased by AT&T upon such exercise plus (B) the number of Warrant Shares, if any, covered by the portion of this Warrant canceled in payment of the Purchase Price payable upon exercise pursuant to Section 1(c).


     2.   ADJUSTMENTS.

     (a) If outstanding shares of the Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously, with the effectiveness of such subdivision or immediately after the record date of such dividend, be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

     (b) If there shall occur any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 2(a) hereof), or any consolidation or merger of the Company with or into another company, or a transfer of all or substantially all of the assets of the Company, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that AT&T shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which AT&T would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, AT&T had held the number of shares of Common Stock called for on the face of this Warrant (as adjusted pursuant to the provisions of this Section 2). In any such case, appropriate adjustment shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of AT&T, such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     (c) If a dividend or other distribution shall be paid in respect of Common Stock (other than a dividend as provided for in Section 2(a) hereof), the Purchase Price in effect immediately prior to the record date of such dividend or other distribution shall immediately after the record date of such dividend or other distribution be reduced by the fair market value as of the record date of such dividend or other distribution per share of Common Stock (as determined in good faith by the Board of Directors). When any adjustment is required to be made in the Purchase Price, the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing
(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

     (d) If the Company proposes to issue shares of Common Stock or securities convertible into Common Stock, at a price per share (including any payment to convert securities into Common Stock) less than the Fair Market Value per share of the Common Stock, other than (i) to its employees and directors pursuant to the Company's 1984 Incentive Stock Option Plan, Non-employee Director Stock Option Plan, 1994 Stock Option Plan, 1994 Employee Stock Purchase Plan and any other stock option or stock purchase plan adopted by the Company's Board of Directors and approved by the Company's stockholders pursuant to which shares of the Company's Common Stock may be issued to employees and/or directors of the Company and (ii) to any sellers as all or part of the consideration for the acquisition by the Company of a business (as defined in Rule 3-05 of S-X of the U.S. securities laws), the Purchase Price shall be adjusted to equal the Purchase Price in effect immediately prior to the new issuance multiplied by the following fraction:

                                    NS x NSPP
                                    ---------
                              OS  +    FMV
                              ----------------------
                                     OS + NS

where

OS  =     the number of outstanding shares on a fully diluted basis prior to the new issuance
NS  =     the number of shares issued on a fully diluted basis in the new issuance
NSPP  =   the price per share of the shares issued in the new issuance
          (including any payment to convert securities into Common Stock)
FMV  =    the Fair Market Value per share of the Common Stock immediately prior to the new issuance.

     (e) When any adjustment is required to be made in the Purchase Price or number of shares, the Company shall mail to AT&T, within 5 days of such adjustment, an officers' certificate setting forth the Purchase Price and number of shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment, including in the case of Section 2(c), the basis of the Board of Directors determination of the fair market value. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified above. If more than one adjustment is required to be made pursuant to this Section 2, the adjustments shall be made successively whenever any event listed above shall occur.

     3.   FRACTIONAL SHARES.

     The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock.

     4.   TRANSFER RESTRICTIONS.

          This Warrant, and upon exercise of this Warrant, the Warrant Shares, may not, without the prior written consent of the Company, be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, whether voluntarily or by operation of law, to any Person other than pursuant to registration under the Securities Act or an exemption thereof, accompanied by an opinion of counsel in form and substance reasonably satisfactory to the Company to that effect. The Holder acknowledges that any certificate evidencing the Warrant Shares shall bear a legend to reflect the foregoing restriction to the extent such Warrant Shares are subject to such restrictions.

     5.   NO IMPAIRMENT.

     The Company will not, by amendment of its articles or certificate of incorporation or other governance documents or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of AT&T against impairment.

     6.   RESERVATION OF SHARES.

     The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     7.   REPLACEMENT OF WARRANT.

     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, the Company will issue, in lieu therefor, a new Warrant of like tenor.

     8.   MAILING OF NOTICES.

     All notices and other communications in connection herewith from the Company to AT&T shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by AT&T. All notices and other communications from AT&T in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to AT&T in writing by the Company.

     9.   NO RIGHTS AS STOCKHOLDER.

     Until the exercise of this Warrant, AT&T shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     10.  CHANGE OR WAIVER.

     Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

     11.  HEADINGS.

     The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     12.  DEFINITION.

     As used in this Warrant, the following terms shall have the meanings indicated below:

     (a) "Acceleration Event" means (i) the direct or indirect, sale, lease, exchange or other transfer of at least one-half of the assets of the Company to any Person or group of Persons acting in concert as a partnership or other group (a "Group of Persons") other than a subsidiary of the Company, (ii) the merger or consolidation of the Company with or into another company with the effect that the then existing stockholders of the Company hold less than 50% of the combined voting power of the then outstanding securities of the surviving company of such merger or the company resulting from such consolidation ordinarily (and apart from rights arising under special circumstances) having the right to vote in the election of directors, (iii) the replacement of a majority of the Board of Directors of the Company, over a two-year period, from the directors who constituted the Board of Directors at the beginning of such period (together with any new directors whose election has been approved by 2/3 of the directors still in office who either were directors at the beginning of such period or whose election was previously so approved), (iv) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, or (v) an investment in the Company in excess of $5 million made by a material competitor of AT&T other than pursuant to open-market purchases.

     (b) "Closing Bid Price" per share of Common Stock on each business day means: (i) if the Common Stock is listed or admitted for trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the Common Stock is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company or (iii) if neither clause (i) nor (ii) is applicable, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City of New York, customarily published on each business day, designated by the Company. If there are no such prices on a business day, then the market price shall not be determinable for such business day.

     (c)  "Fair Market Value" per share of Common Stock at any date shall mean:
(i) if the Common Stock is listed on a national securities exchange, the NASDAQ National Market or another nationally recognized exchange or trading system, the Fair Market Value per share of Common Stock shall be deemed to be the average of the daily Closing Bid Prices for each business day during the period commencing 15 business days before such date and ending on the date one day prior to such date or, if the Common Stock has been registered under the Exchange Act for less than 15 consecutive business days before such date, then the average of the daily closing bid prices for all of the business days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least 10 business days in such period, the Current Market Value of the Common Stock shall be determined as if the Common Stock was not listed on a nationally recognized securities exchange, the NASDAQ National Market or another nationally recognized exchange or trading system, (ii) if the Common Stock is not listed on a national securities exchange, the NASDAQ National Market or another nationally recognized exchange or trading system, the Fair Market Value per share of Common Stock shall be deemed to be the amount determined in good faith by the Board of Directors to represent the fair market value per share of the Common Stock (including, without limitation, a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company), unless AT&T requests that the Company obtain an opinion of an internationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to AT&T, in which event Fair Market Value shall be determined by such investment banking firm.

     (d) "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, an association, a trust or any other entity or organization, including a government or any department or agency thereof.

     13.  GOVERNING LAW.

     This Warrant will be governed by and construed in accordance with the laws of the State of Kansas, without regard to the principles of conflicts of laws thereof.


                                             BRITE VOICE SYSTEMS, INC.



                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

Agreed and Accepted:
AT&T CORP.


By:
   ---------------------------
     Name:
     Title:

                                                                       EXHIBIT A

                                   PURCHASE FORM


To:  BRITE VOICE SYSTEMS, INC.                               Dated:_____________


     The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ____________ shares of the Common Stock covered by such Warrant. The undersigned herewith makes payment of $_______________, representing the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

     / /       $_______ by wire transfer, bank check or other method acceptable to Brite Voice Systems, Inc., and/or

     / / the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ Warrant Shares (using a Fair Market Value of $_______ per share for purposes of this calculation).

                                   AT&T CORP.

                                   By:
                                        ---------------------------
                                        Name:
                                        Title